UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
Filed by the Registrant: ☒
Filed by a Party other than the Registrant: ☐
Check the appropriate box:
☐
Preliminary Proxy Statement

☐
Confidential,For Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))

☒
Definitive Proxy Statement

☐
Definitive Additional Materials

☐
Soliciting Material Pursuant to §240.14a-12

STAGWELL INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒
No fee required.

☐
Fee paid previously with preliminary materials.

☐
Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

STAGWELL INC.
One World Trade Center, Floor 65
New York, NY 10007
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on June 14, 2023
To the Stockholders of Stagwell Inc.:
You are cordially invited to attend the Annual Meeting of Stockholders of Stagwell Inc. The Annual Meeting will be held on Wednesday, June 14, 2023 at 11:30 am Eastern Time at the Company’s headquarters, One World Trade Center, Floor 65, New York, NY 10007, for the following purposes:
1.
To vote upon the election of nine (9) directors nominated by our Board of Directors to hold office until the 2024 Annual Meeting of Stockholders.

2.
To vote upon the approval of the 2023 Employee Stock Purchase Plan.

3.
To vote upon the approval, on an advisory basis, of the 2022 compensation of our named executive officers.

4.
To vote, on an advisory basis, on the frequency of future advisory votes on executive compensation.

5.
To vote upon the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023.

6.
To conduct any other business properly brought before the Annual Meeting or any adjournment or postponement thereof.

These items of business are more fully described in the Proxy Statement accompanying this Notice.
The record date for the Annual Meeting is April 19, 2023. Only stockholders of record at the close of business on that date may vote at the Annual Meeting or any adjournment thereof.
By Order of the Board of Directors
Edmund D. Graff
Senior Vice President, Deputy General Counsel and Corporate Secretary
New York, NY
May 1, 2023
You are cordially invited to attend the Annual Meeting in person. Advance registration is required to attend the Annual Meeting. Admission information can be found on page 1 of the Proxy Statement. Whether or not you expect to attend the Annual Meeting, PLEASE VOTE YOUR SHARES. As an alternative to voting in person at the Annual Meeting, you may vote your shares in advance online, by telephone or, if you receive a paper proxy card in the mail, by mailing the completed proxy card. Voting instructions are provided in the Notice of Internet Availability of Proxy Materials or, if you receive a paper proxy card by mail, the instructions are printed on your proxy card. Even if you have voted by proxy, you may still vote in person if you attend the Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must obtain a proxy issued in your name from that record holder.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on June 14, 2023.
The Notice, Proxy Statement and Annual Report to Stockholders are available at https://www.stagwellglobal.com/2023-annual-meeting-materials/.

STAGWELL INC.
One World Trade Center, Floor 65
New York, NY 10007
PROXY STATEMENT
FOR THE 2023 ANNUAL MEETING OF STOCKHOLDERS
To Be Held on June 14, 2023 at 11:30 am, Eastern Time
QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING
Why did I receive a notice regarding the availability of proxy materials on the internet?
We have elected to provide access to our proxy materials over the internet. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials (the “Notice”) because the Board of Directors (the “Board”) of Stagwell Inc. is soliciting your proxy to vote at the 2023 Annual Meeting of Stockholders (the “Annual Meeting”), including any adjournments or postponements thereof. We intend to mail the Notice to all stockholders entitled to vote at the Annual Meeting on or about May 2, 2023.
What is Stagwell Inc.?
Stagwell Inc. is the challenger network built to transform marketing.
On December 21, 2020, MDC Partners Inc. (“MDC”) and Stagwell Media LP (“Stagwell Media”) announced that they had entered into an agreement (as, amended, the “Transaction Agreement”), providing for the combination of MDC with the operating businesses and subsidiaries of Stagwell Media (the “Stagwell Subject Entities”). The Stagwell Subject Entities comprised Stagwell Marketing Group LLC (“Stagwell Marketing”) and its direct and indirect subsidiaries. On August 2, 2021, we completed the previously announced combination of MDC and the Stagwell Subject Entities and a series of related transactions (such combination and transactions, the “Business Combination”). The Business Combination was treated as a reverse acquisition for financial reporting purposes, with MDC treated as the legal acquirer and Stagwell Marketing treated as the accounting acquirer.
References to the “Company,” “we,” or “us” in this proxy statement (the “Proxy Statement”) refer to Stagwell Inc. for the period following the Business Combination and to MDC for the period preceding the Business Combination, unless otherwise indicated or unless the context otherwise requires.
How do I attend the Annual Meeting?
The Annual Meeting will be held on Wednesday, June 14, 2023 at 11:30 am Eastern Time at the Company’s headquarters, One World Trade Center, Floor 65, New York, NY 10007. To be admitted, you will need to register in advance of the Annual Meeting and bring valid photo identification. Registration requests must be received by June 9, 2023 and may be sent by email to ir@stagwellglobal.com (with “Annual Meeting Registration” in the subject line) or by mail to Stagwell Inc., Attention: IR/Annual Meeting Registration, One World Trade Center, Floor 65, New York, NY 10007.
What matters will be voted on at the Annual Meeting?
There are five matters scheduled for a vote:
•
Proposal 1:   To elect the nine directors nominated by our Board, each to hold office until our annual meeting of stockholders in 2024;

•
Proposal 2:   To approve the 2023 Employee Stock Purchase Plan;

•
Proposal 3:   To approve, on an advisory basis, the 2022 compensation of our named executive officers;

•
Proposal 4:   To vote, on an advisory basis, on the frequency of future advisory votes on executive compensation; and

•
Proposal 5:   To ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023.

How does the Board of Directors recommend that I vote?
The Board of Directors recommends that you vote FOR each of proposals 1, 2, 3 and 5, and ONE YEAR on Proposal 4.
What if another matter is properly brought before the meeting?
The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the proxy to vote on those matters in accordance with their best judgment.
Who can vote at the Annual Meeting?
Stockholders of record at the close of business on April 19, 2023 (the “Record Date”) are entitled to receive notice of, to attend, and to vote at the Annual Meeting. At the close of business on the Record Date, the Company had 130,489,238 shares of the Class A common stock, par value $0.001 per share (“Class A Common Stock”), and 160,909,058 shares of Class C common stock, par value $0.00001 per share (“Class C Common Stock” and, together with the Class A Common Stock, the “Common Stock”) outstanding. Each share of Class A Common Stock and Class C Common Stock outstanding entitles the holder to one vote on each matter to be voted on at the Annual Meeting.
Stockholder of Record: Shares Registered in Your Name.   If, on the Record Date, your shares were registered directly in your name with the Company’s transfer agent, AST, then you are a stockholder of record. As a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy in advance. Whether or not you plan to attend the Annual Meeting, we urge you to vote your shares by proxy in advance of the Annual Meeting through the internet, by telephone or by completing and returning a printed proxy card that you may request or we may elect to deliver at a later time to ensure your vote is counted.
Beneficial Owner: Shares Registered in the Name of a Broker or Bank.   If, on the Record Date, your shares were held not in your name, but rather in an account at a brokerage firm, bank or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid proxy from your broker, bank or other agent.
How do I vote?
The procedures for voting are as follows:
Stockholder of Record: Shares Registered in Your Name.   If you are a stockholder of record, you may vote (1) in person at the Annual Meeting or (2) in advance of the Annual Meeting by proxy through the internet, by telephone or by using a proxy card that you may request or we may elect to deliver at a later time. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote in person even if you have already voted by proxy.
•
To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.

•
To vote in advance of the Annual Meeting through the internet, go to www.voteproxy.com to complete an electronic proxy card. You will be asked to provide the control number from the Notice or the printed proxy card. Your internet vote must be received by 11:59 p.m., Eastern Time, on Tuesday, June 13, 2023 to be counted.

•
To vote in advance of the Annual Meeting by telephone, dial toll-free 1-800 — PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from other countries using a touch-tone phone and follow the recorded instructions. You will be asked to provide the control number from the Notice or the printed proxy card. Your telephone vote must be received by 11:59 p.m., Eastern Time, on Tuesday, June 13, 2023 to be counted.

•
To vote in advance of the Annual Meeting using a printed proxy card that may be delivered to you, simply complete, sign and date the proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

Beneficial Owner: Shares Registered in the Name of Broker or Bank.   If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a Notice containing voting instructions from that organization rather than from us. To vote prior to the Annual Meeting, simply follow the voting instructions in the Notice to ensure that your vote is counted. To vote in person at the Annual Meeting, you must follow the instructions from your broker, bank or other agent and will need to obtain a valid proxy issued in your name from that record holder.
We provide internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. Please be aware that you must bear any costs associated with your Internet access.
Can I vote my shares by filling out and returning the Notice?
No. The Notice identifies the items to be voted on at the Annual Meeting, but you cannot vote by marking the Notice and returning it. The Notice provides instructions on how to vote by proxy in advance of the Annual Meeting through the internet, by telephone or using a printed proxy card, and how to vote in person at the Annual Meeting.
What does it mean if I receive more than one Notice?
If you receive more than one Notice, your shares are registered in more than one name or in different accounts. Please follow the instructions on the Notices to ensure that all of your shares are voted.
Can I change my vote after submitting my proxy?
Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting.
If you are the record holder of your shares, you may revoke your proxy in any one of three ways:
•
Submit another properly completed proxy card with a later date.

•
Grant a subsequent proxy through the internet or by telephone.

•
Send a timely written notice via email before the Annual Meeting that you are revoking your proxy to ir@stagwellglobal.com.

•
Attend the Annual Meeting and vote in person. Simply attending the Annual Meeting will not, by itself, revoke your proxy.

Your most current proxy card or internet or telephone proxy is the one that is counted.
If you are a beneficial owner and your shares are held in “street name” by your broker, bank or other agent, you should follow the instructions provided by your broker, bank or other agent.
What if I do not provide specific voting instructions?
Stockholder of Record: Shares Registered in Your Name.   If you are a stockholder of record and do note vote through the internet, by telephone, by completing a proxy card that may be delivered to you, or in person at the Annual Meeting, your shares will not be voted. If you return a signed and dated proxy card or otherwise vote without marking any voting selections, your shares will be voted as follows: (1) “FOR” the election of the nominees for director; (2) “FOR” approval of the 2023 Employee Stock Purchase Plan; (3) “FOR” approval, on an advisory basis, of the 2022 compensation of our named executive officers; (4) “ONE YEAR”, on an advisory basis, on the frequency of future advisory votes on executive compensation; and (5) “FOR” ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023. If any other matter is properly presented at the Annual Meeting or any adjournment or postponement thereof, your proxy holder (one of the individuals named on your proxy card) will vote your shares using his best judgment.

Beneficial Owner: Shares Registered in the Name of Broker or Bank.   If you are a beneficial owner and do not give instructions to your broker, bank or other agent on how to vote, the broker, bank or other agent will be able to vote your shares in its discretion on certain matters considered “routine.” If a proposal is not routine, the broker, bank or other agent may vote on the proposal only if the beneficial owner has provided voting instructions. A “broker non-vote” occurs when the broker or other entity is unable to vote on a proposal because the proposal is not routine, and the beneficial owner does not provide any voting instructions. Please follow the voting instructions provided by the broker or other entity holding your shares to ensure your vote is counted. Your broker, bank or other agent does not have the discretion to vote your shares on Proposals 1, 2, 3 and 4 without your instructions. However, your broker does have discretion to vote your shares on Proposal 5.
How many votes are needed to approve each proposal?
With respect to Proposal 1, you may vote FOR all nominees, WITHHOLD your vote as to all nominees, or FOR all nominees except those specific nominees from whom you WITHHOLD your vote. A properly executed proxy marked WITHHOLD with respect to the election of one or more directors will not be voted with respect to the director or directors indicated. Proxies may not be voted for more than nine directors and stockholders may not cumulate votes in the election of directors.
With respect to Proposals 2, 3 and 5, you may vote FOR, AGAINST or ABSTAIN.
With respect to Proposal 4, you may vote, ONE YEAR, TWO YEARS, THREE YEARS or ABSTAIN.
The following table summarizes the minimum vote needed to approve each proposal and the effect of abstentions and broker non-votes:
Proposal	Vote Required	“Withhold” Vote	Abstentions	Broker Non-Votes
Proposal 1 – Election of nine directors to hold office until the 2023 Annual Meeting	Plurality of votes cast. The nine nominees receiving the most “FOR” votes will be elected.	No effect	Not Applicable	No effect
Proposal 2 – Approval of 2023 Employee Stock Purchase Plan	Majority of the voting power entitled to vote and present in person or represented by proxy.	Not applicable	Against	No effect
Proposal 3 – Advisory vote on 2022 compensation of our named executive officers	Majority of the voting power entitled to vote and present in person or represented by proxy.	Not applicable	Against	No effect
Proposal 4 – Advisory vote on frequency of future advisory votes on executive compensation	Plurality of votes cast, with the alternative receiving the most votes informing the Human Resources and Compensation Committee’s careful review and recommendation.	Not applicable	No effect	No effect
Proposal 5 – Ratification of selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023	Majority of the voting power entitled to vote and present in person or represented by proxy.	Not applicable	Against	Not applicable
What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present for purposes of holding a valid meeting if stockholders holding at least a majority of the voting power are present at the Annual Meeting in person or represented by proxy. At the close of business on the Record Date, there were

130,489,238 shares of the Class A Common Stock and 160,909,058 shares of Class C Common Stock outstanding and entitled to vote. Each share of Class A Common Stock and Class C Common Stock outstanding entitles the holder to one vote on each matter to be voted on at the Annual Meeting.
Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present in person or represented by proxy may adjourn the Annual Meeting to another date.
How can I find out the results of the voting at the Annual Meeting?
Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in a Current Report on Form 8-K that we expect to file within four business days following the Annual Meeting.
Who is paying for this proxy solicitation?
We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.
When are stockholder proposals due for next year’s annual meeting?
Stockholders who wish to present proposals for inclusion in the proxy materials prepared by the Company in connection with the 2024 annual meeting of stockholders (the “2024 Annual Meeting”) must submit their proposals in writing so that they are received by the Company’s Corporate Secretary no later than January 3, 2024. If the date of the 2024 Annual Meeting is advanced or delayed by more than 30 days from the anniversary of the 2023 Annual Meeting, we will announce a new deadline in our public filings with the United States Securities and Exchange Commission (the “SEC”). Any such proposal must comply with the requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which lists the requirements for inclusion of stockholder proposals in company-sponsored proxy materials.
Timely notice of any proposal, including a director nomination, that you intend to present at the 2024 Annual Meeting of Stockholders must be delivered in writing to the Company’s Secretary not earlier than February 15, 2024 and not later than March 16, 2024; provided, however, that if the date of the 2024 Annual Meeting is more than 30 days earlier or more than 60 days later than anniversary of the 2023 Annual Meeting, timely notice of any proposal must be so delivered not earlier than 120 days prior to the date of the 2024 Annual Meeting and not later than the later of 90 days prior to the date of the 2024 Annual Meeting or the 10th day following the day on which public announcement of such meeting is first made. For more information, including the information required to be included in a stockholder proposal or a director nomination, please refer to Sections 2.7 and 3.3 of our Amended and Restated Bylaws (the “Bylaws”), filed as Exhibit 3.2 to our Current Report on Form 8-K, filed with the SEC on August 2, 2021.
In addition to satisfying the foregoing requirements under the Bylaws, to comply with the universal proxy card rules, stockholders who intend to solicit proxies in connection with an annual meeting for any year in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act, which notice must be postmarked or transmitted electronically to us at our principal executive offices no later than 60 calendar days prior to the anniversary date of the annual meeting for the previous year (for the 2024 Annual Meeting, no later than 60 calendar days prior to the anniversary of the Annual Meeting). If, however, the date the annual meeting for such year has changed by more than 30 calendar days from such previous year, then notice must be provided by the later of 60 calendar days prior to the date of the annual meeting or the 10th calendar day following the day on which public announcement of the date of the annual meeting for such year is first made.
Proposals and notices of intention to present proposals at the 2024 Annual Meeting should be addressed to Stagwell Inc., Attention: Corporate Secretary, One World Trade Center, Floor 65, New York, NY 10007.

PROPOSAL 1
ELECTION OF DIRECTORS
Our Board currently consists of nine members, each of whose term of office expires at the Annual Meeting. The nine persons named below will be presented for election to the Board of Directors at the Annual Meeting and, unless otherwise instructed, the persons named in the accompanying proxy (provided the same is duly executed in their favor) intend to vote FOR the election of the nominees whose names are set forth below.
Charlene Barshefsky	Eli Samaha
Bradley J. Gross	Irwin D. Simon
Wade Oosterman	Rodney Slater
Mark J. Penn	Brandt Vaughan
Desirée Rogers
Each of the nominees is currently a director of the Company. The Board believes that each of the nominees for election as director possesses the personal and professional qualifications necessary to serve as a member of the Board, including the particular experience, talent, expertise and background set forth in “Information Concerning Management’s Nominees for Election as Directors” below. Under the terms of the Transaction Agreement, Charlene Barshefsky, Eli Samaha, Rodney Slater and Brandt Vaughan were designated as nominees by Stagwell Media. With the exception of Mr. Penn, the Board has determined that all of the nominees are independent under applicable Nasdaq rules.
Each director elected will hold office until the next annual meeting of stockholders or until his or her successor is duly elected or appointed, unless his or her office is earlier vacated in accordance with our Bylaws.
Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. The nine nominees receiving the highest number of “FOR” votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nine nominees named above. If any nominee becomes unavailable for election as a result of an unexpected occurrence, your shares may be voted for the election of a substitute nominee proposed by us. Each person nominated for election has agreed to serve if elected. Our management has no reason to believe that any nominee will be unable to serve.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR”
THE ELECTION OF EACH OF THE NOMINEES.

QUALIFICATIONS OF THE MEMBERS OF THE BOARD
The Nominating and Corporate Governance Committee identifies, selects and recommends to the Board individuals qualified to serve both on the Board and committees, including persons suggested by stockholders and others. Under the terms of the Transaction Agreement, and subject to the fiduciary duties of the Board, Stagwell Media has designated four nominees for election as director at the Annual Meeting and has the same right in connection with the 2023 Annual Meeting.
The Nominating and Corporate Governance Committee reviews each person’s qualifications on the whole, including a candidate’s particular experience, skills, expertise, diversity, personal and professional integrity, character, business judgment, time availability in light of other commitments, dedication, conflicts of interest and such other relevant factors that the Nominating and Corporate Governance Committee considers appropriate in the context of the needs of the Board. Following that review, the Nominating and Corporate Governance Committee then selects nominees and recommends them to the Board for election by the stockholders or appointment by the Board, as the case may be. The Nominating and Corporate Governance Committee also reviews the suitability of each Board member for continued service as a director when that member’s term expires or that member experiences a significant change in status (for example, a change in employment). The Nominating and Corporate Governance Committee has not implemented any particular additional policies or procedures with respect to suggestions received from stockholders with respect to Board or committee nominees.
Qualifications for Service on the Board
Talent Management
Our ability to attract and retain the most talented professionals is fundamental to the success of an advertising and marketing holding company business such as ours, and the Board’s oversight function is particularly critical with respect to succession planning for our senior leadership team and ensuring that we continue to prioritize the diversity of perspectives on the Board.

Character
Our Board’s ability to honestly and ethically assess and maximize long-term shareholder value is essential for the Company’s well-being. Integrity and sound judgment are fundamental aspects of our Company’s values. We also highly value collaboration, and expect directors to have strong diplomatic and interpersonal skills.

Industry Experience
Directors with experience relevant to our industry are well-suited to help guide the Company in key areas of our business such as marketing and advertising and public relations, and to assess growth opportunities. Relevant industry experience extends to knowledge of the products and services that the Company’s partner firms provide, as this aids customer relationship management.

CEO Experience
We believe that experience serving as a CEO enables directors to contribute deep insight into business strategy and operations, positioning the Board to serve as a valuable thought leader and challenge key assumptions while overseeing management.

Legal / Regulatory
Our Board must be able to effectively evaluate the Company’s legal risks and obligations, as well as the complex, multinational regulatory environments in which our businesses operate, to help protect the Company’s reputational integrity and promote long-term success.

Technology
Technological experience enables our directors to provide important insight regarding social and digital media, data privacy, cybersecurity, and other matters related to our information security and technology systems. We value directors with an ability to focus on digital innovation, as we navigate a time of rapid technological advancement industry-wide.

Public Company Board Experience	Through their experience serving on the boards of other large publicly traded companies, directors bring a valuable understanding of board functions and effective independent oversight.

Information Concerning Management’s Nominees for Election as Directors
The following is a brief biography of each nominee for election as a director, and a summary of the qualifications and any arrangements pursuant to which each nominee was selected:
Mark J. Penn Age 69 Director since: March 18, 2019
Mr. Penn is the Chairman and Chief Executive Officer of the Company. Mr. Penn previously served as the Chairman and Chief Executive Officer of MDC since March 18, 2019. He has also been the President and Managing Partner of The Stagwell Group, a private equity fund that invests in digital marketing services companies, since its formation in June 2015. Prior to The Stagwell Group, Mr. Penn served in various senior executive positions at Microsoft. As Executive Vice President and Chief Strategy Officer of Microsoft, he was responsible for working on core strategic issues across the company, blending data analytics with creativity. Mr. Penn also has extensive experience growing and managing agencies. As the co-founder and CEO of Penn Schoen Berland, a market research firm that he built and later sold to WPP Group, he demonstrated value-creation, serving clients with innovative techniques such as being the first to offer overnight polling and unique ad testing methods now used by politicians and major corporations. At WPP Group, he also became CEO of Burson Marsteller, and managed the two companies to substantial profit growth during that period. A globally recognized strategist, Mr. Penn has advised corporate and political leaders both in the United States and internationally. He served for six years as White House Pollster to President Bill Clinton and was a senior adviser in his 1996 re-election campaign, receiving recognition for his highly effective strategies. Mr. Penn later served as chief strategist to Hillary Clinton in her Senate campaigns and her 2008 Presidential campaign. Internationally, Mr. Penn helped elect more than 25 leaders in Asia, Latin America and Europe, including Tony Blair and Menachem Begin.
Qualifications
Mr. Penn has extensive leadership experience as a CEO and an agency operator, and his background as an agency founder, executive strategist and marketer, and global thought leader were critical qualifications that led to his appointment as CEO and a member of the Board.
Mr. Penn was originally designated as a nominee for election as a director of the Company by Stagwell Agency Holdings LLC pursuant to its rights as purchaser of the Class A Subordinate Voting Shares and Series 6 Convertible Preference Shares of MDC and subsequently renominated by the Board.

Charlene Barshefsky Age 72 Director since: April 8, 2019 Committees: Audit Committee
Ambassador Barshefsky is a member of our Board of Directors. She previously served as a member of MDC’s Board of Directors since April 8, 2019. Ambassador Barshefsky is Chair of Parkside Global Advisors, a position she has held since April 2021. Prior to this, she was a Senior International Partner at WilmerHale, a multinational law firm based in Washington, D.C., from 2001 through March 2021. At WilmerHale, Ambassador Barshefsky advised multinational corporations on their market access, regulatory, investment and acquisition strategies in major markets across the globe. Prior to joining WilmerHale, Ambassador Barshefsky was the United States Trade Representative (“USTR”) and a member of President Clinton’s Cabinet from 1997 to 2001 and Acting and Deputy USTR from 1993 to 1996. As the USTR, she served as chief trade negotiator and principal trade policymaker for the United States and, in both roles, negotiated complex market access, regulatory and investment agreements with virtually every major country in the world. She serves on the boards of directors of the Estee Lauder Companies and the American Express Company, with her term expiring May 2, 2023, and is a member of the board of trustees of the Howard Hughes Medical Institute. She is also a member of the Council on Foreign Relations. Ambassador Barshefsky served on the boards of directors of Intel Corporation from 2004 to 2018 and Starwood Hotels & Resorts from 2004 to 2016.

Qualifications
Ambassador Barshefsky’s distinguished record as a policymaker and negotiator, ability to assess regulatory risks, as well as exceptional Board director experience for some of the world’s most respected consumer companies across a range of sectors focused on digital innovation are key qualifications for the Board.
Ambassador Barshefsky was designated as a nominee for election as a director of the Company by Stagwell Media pursuant to its rights under the Transaction Agreement.

Bradley J. Gross Age 50 Director Since: March 7, 2017 Committees: Human Resources and Compensation Committee
Mr. Gross is a member of our Board of Directors. Mr. Gross previously served as a member of MDC’s Board of Directors since March 7, 2017. Mr. Gross is global co-head of Private Equity within Goldman Sachs Asset Management. He serves as a member of the Asset Management Corporate Investment Committee, the Asset Management Corporate Investment Committee and the Firmwide Retirement Committee. Previously, he was responsible for the Merchant Banking Division’s Technology, Media and Telecommunications investing activities and led the division’s portfolio wide valuation creation efforts. He first joined Goldman Sachs in 1995 as an analyst in the Real Estate Principal Investment Area. He rejoined the firm after business school in 2000 as an associate in the Principal Investment Area. He was named managing director in 2007 and partner in 2012. Mr. Gross serves on the boards of Slickdeals, LLC and Aptos, Inc. Previously, Mr. Gross served on the boards of Americold Realty Trust, Trader Interactive Holdings, and Griffon Corp.
Qualifications
Mr. Gross brings to the board an exceptional risk management track record, extensive board experience, and technological experience, all of which qualify him for the Board.
Mr. Gross was initially designated as a nominee for election as a director of the Company by Goldman Sachs pursuant to its rights as the purchaser of the Series 4 Convertible Preference Shares of MDC and subsequently renominated by the Board.

Wade Oosterman Age 62 Director Since: January 23, 2020 Committees: Chair of Audit Committee
Mr. Oosterman is a member of our Board of Directors. Mr. Oosterman previously served as a member of MDC’s Board of Directors since January 23, 2020. Mr. Oosterman is Vice Chairman of Bell Canada, Canada’s largest telecommunications service provider, a position he has held since 2018. Mr. Oosterman is also President of Bell Media, Canada’s largest media company, a position he has held since January 2021. Mr. Oosterman previously served as President of Bell Mobility from 2006 to 2018, as President of Bell Residential Services from 2010 to 2018 and as Chief Brand Officer of Bell Canada, and BCE, from 2006 to 2020. Prior to joining Bell Canada, Mr. Oosterman served as Chief Marketing and Brand Officer for TELUS Corp., and Executive Vice President, Sales and Marketing for TELUS Mobility. In 1987, Mr. Oosterman co-founded Clearnet Communications Inc. and served on its board of directors until the successful sale of Clearnet to TELUS Corp. Mr. Oosterman serves on the boards of directors of Telephone Data Systems Inc., a U.S. telecom provider, and EnStream, a joint venture of the three largest Canadian telecom providers engaged in the business of mobile payments and identity verification. He has also served on the boards of directors of Ingram Micro and Virgin Mobile Canada.
Qualifications
Mr. Oosterman brings to the board financial acumen, risk assessment and mitigation, and exceptional operations experience. His leadership includes extensive experience in both sell-side and buy-side transactions.

Desirée Rogers Age 63 Director since: April 26, 2018 Committees: Chair of Human Resources and Compensation Committee; Nominating and Corporate Governance Committee
Ms. Rogers is a member of our Board of Directors. Ms. Rogers previously served as a member of MDC’s Board of Directors since April 26, 2018. Ms. Rogers is the Chief Executive Officer and Co-Owner of Black Opal, LLC, a masstige makeup and skincare company, a position she has held since June 2019. She served as Chairman of Choose Chicago, the tourism agency for the city of Chicago with over $1 billion in revenue, from 2013 until 2019. At Choose Chicago, Ms. Rogers’ digital marketing leadership resulted in record results of over 57 million visitors in 2018. Ms. Rogers was Chief Executive Officer of Johnson Publishing Company, a publishing and cosmetics firm, from 2010 to 2017. During the period of 2009 to 2010, Ms. Rogers was The White House’s Special Assistant to the President and Social Secretary under the Obama Administration. Ms. Rogers is a member of the boards of directors of World Business Chicago, the Economic Club of Chicago, the Conquer Cancer Foundation, Donors Choose, and Inspired Entertainment Inc., and is formerly a member of the board of directors of Pinnacle Entertainment, Inc.
Qualifications
Ms. Rogers is a results-oriented business leader, with key digital marketing experience, and brings to the board strong interpersonal, collaborative and diplomatic skills that qualify her for the Board.

Eli Samaha Age 37 Director Since: August 3, 2021 Committees: Audit Committee
Mr. Samaha is a member of our Board of Directors. Mr. Samaha has been the Founder and Managing Partner of Madison Avenue Partners, LP, a value-focused investment manager whose partners include leading university endowments, hospital systems, and philanthropic foundations since January 2018. Prior to founding Madison, Mr. Samaha was a Partner at Newtyn Management from January 2012 to December 2017 and held roles at KBS Capital Partners and GSC Group.
Qualifications
Mr. Samaha’s experience and knowledge in finance, equity and debt investments, and risk management qualify him for the Board.
Mr. Samaha was designated as a nominee for election as a director of the Company by Stagwell Media pursuant to its rights under the Transaction Agreement.

Irwin D. Simon Age 64 Director since: April 25, 2013 Committees: Nominating and Corporate Governance Committee; Human Resources and Compensation Committee
Mr. Simon is a member of our Board of Directors and serves as Lead Independent Director. Mr. Simon previously served as a member of MDC’s Board of Directors since April 25, 2013. Mr. Simon is Chairman and Chief Executive Officer at Tilray Brands, Inc., a leading global cannabis-lifestyle and consumer packaged goods company traded on Nasdaq. In 2019, Mr. Simon joined and transformed Aphria Inc., a Canadian cannabis Licensed Producer, into a profitable global cannabis company with leading market share brands. At Aphria, Mr. Simon structured a reverse merger and acquisition of Tilray. In 1993, Mr. Simon founded The Hain Celestial Group, Inc., traded on Nasdaq, a leading, global organic and natural products company and served as its Chairman and Chief Executive Officer through 2018. Mr. Simon is also the Executive Chairman of Whole Earth Brands, Inc., a global food company traded on Nasdaq. Mr. Simon previously served on the boards of directors of Barnes & Noble, Inc. and Jarden Corp. In addition, he serves on the board of directors of Tulane University and is a member of the board of trustees at Poly Prep Country Day School. Mr. Simon is also the majority owner of the Cape Breton Eagles, a Quebec Major Junior Hockey League team and co-owner of St. John’s Edge of the National Basketball League of Canada.
Qualifications
Mr. Simon qualifies for the Board because of his unique perspectives on aspects of advertising and marketing services, as well as extensive operational and entrepreneurial experience. In addition, Mr. Simon possesses a great depth of knowledge and experience regarding the consumer-packaged goods industry and related marketing services that are provided by the Company’s partner firms.

Rodney Slater Age 68 Director Since: August 2, 2021 Committees: Chair of Nominating and Corporate Governance Committee
Secretary Slater is a member of our Board of Directors. Secretary Slater has served as a partner in the law firm Squire Patton Boggs LLP since 2001, practicing in the areas of transportation, infrastructure and public policy. Previously, he served as the U.S. Secretary of Transportation from 1997 to 2001 and as the Administrator of the Federal Highway Administration from 1993 to 1997. Secretary Slater has served as a director of Verizon Communications since 2010 and a director EVgo Inc. since 2021. He also served as a director of Kansas City Southern from 2001 to 2019 and Transurban Group from 2009 to 2018.
Qualifications
Secretary Slater’s significant leadership and strategic planning experience in the public and private sectors and perspectives on strategic partnerships, risk management, compliance, and legal issues are key qualifications for the Board of Directors.
Secretary Slater was designated as a nominee for election as a director of the Company by Stagwell Media pursuant to its rights under the Transaction Agreement.

Brandt Vaughan Age 56 Director Since: August 2, 2021
Mr. Vaughan is a member of our Board of Directors. Mr. Vaughan is Chief Operating Officer and Chief Investment Officer of Ballmer Group, where he manages its operating, public and private equity investing and philanthropic investing across a range of assets, including the Los Angeles Clippers and LA Forum. Prior to joining Ballmer Group in 2014, Mr. Vaughan led enterprise-wide strategic planning and analysis for Microsoft. In addition, he served as Chief Financial Officer for Microsoft’s centralized marketing and business development functions and had a range of financial management roles over a more than decade-long career at Microsoft. Mr. Vaughan is on the boards of directors for One Community and the L.A. Clippers Foundation.
Qualifications
Mr. Vaughan’s deep experience and knowledge of strategy, finance, and operations are key qualifications for the Board of Directors.
Mr. Vaughan was designated as a nominee for election as a director of the Company by Stagwell Media pursuant to its rights under the Transaction Agreement.

Board Diversity Matrix
The following table is presented in accordance with the requirements of, and in the format prescribed by, Nasdaq Rule 5606. Each of the categories listed in the table below has the meaning set forth in Nasdaq Rule 5605(f).
Board Diversity Matrix (as of May 1, 2023)
Total Number of Directors	9
	Female	Male	Non-binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	2	7
Part II: Demographic Background
African American or Black	1	1
Alaskan Native or Native American
Asian
Hispanic or Latinx
Native Hawaiian or Pacific Islander
White	1	5
Two or more races or ethnicities		1
LGBTQ+
Did not disclose demographic background
Compensation of Directors
Summary of Non-Employee Director Compensation
The Human Resources and Compensation Committee is responsible for evaluating and recommending compensation programs for the Company’s non-employee directors to the Board for approval. In 2021, our Board of Directors adopted the Stagwell Inc. Non-Employee Director Compensation Policy, which became effective upon completion of the Business Combination on August 2, 2021.
Cash Compensation.   Under our Non-Employee Director Compensation Policy, each non-employee director receives a cash retainer in the amount of $70,000 per year (the “Board Retainer”). A non-employee director who serves as the Lead Independent Director receives an additional annual cash retainer in the amount of $75,000 per year (the “Lead Independent Director Retainer”). A non-employee director who serves as a member of the Audit Committee, the Human Resources and Compensation Committee or the Nominating and Corporate Governance Committee of the Board also receives an annual cash retainer in the amounts as follows: (i) a member of the Audit Committee receives a cash retainer of $10,000 per year, (ii) a member of the Human Resources and Compensation Committee receives a cash retainer of $5,000 per year, and (iii) a member of the Nominating and Corporate Governance Committee receives a cash retainer of $5,000 per year (each, a “Committee Member Retainer”). A non-employee director who serves as the chair of the Audit Committee, Human Resources and Compensation Committee or Nominating and Corporate Governance Committee of the Board receives an additional cash retainer in the amounts as follows: (i) the chair of the Audit Committee receives a cash retainer of $20,000 per year, (ii) the chair of the Human Resources and Compensation Committee receives a cash retainer of $15,000 per year, and (iii) the chair of the Nominating and Governance Committee receives a cash retainer of $15,000 per year (each, a “Committee Chair Retainer”).
Reimbursement of Reasonable Expenses.   Non-employee directors are also reimbursed for reasonable travel and other expenses incurred in connection with attending meetings of the Board and its committees. Meeting attendance fees are not payable under the Non-Employee Director Compensation Policy.
Equity Compensation.   Under the Non-Employee Director Compensation Policy, each non-employee director receives an annual grant of restricted stock equal to $150,000 divided by the fair market value of our

Class A Common Stock on the date of grant. Each award of restricted stock made in connection with an annual grant vests in full on the first anniversary of the date of grant, subject to the director’s continuous service as of the vesting date.
Mr. Penn is not entitled to receive any separate or additional compensation in connection with his services on the Board. Mr. Gross also did not receive any compensation for his services on the Board, in accordance with the terms of the purchase agreement with Goldman Sachs.
The following table sets forth the compensation paid to our non-management directors for fiscal year 2022:
DIRECTOR COMPENSATION FOR FISCAL YEAR 2022
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Total ($)
Charlene Barshefsky	80,000	151,678(1)	231,678
Bradley Gross(2)	—	—	—
Wade Oosterman	100,000	151,678(1)	251,678
Desirée Rogers	95,000	151,678(1)	246,678
Eli Samaha	80,000	151,678(1)	231,678
Irwin D. Simon	155,000	151,678(1)	306,678
Rodney Slater	90,000	151,678(1)	241,678
Brandt Vaughan	70,000	151,678(1)	221,678

(1)
On June 14, 2022, Ms. Barshefsky, Ms. Rogers, Mr. Samaha, Mr. Simon, Mr. Slater and Mr. Vaughan each received a grant of 21,008 restricted shares and Mr. Oosterman received a grant of 21,008 restricted stock units. As of December 31, 2022, these were the only unvested restricted shares and restricted stock units held by our non-management directors. The amounts in this table represent the aggregate grant date fair value of such grants as computed in accordance with FASB Topic 718, excluding the effect of estimated forfeitures during the applicable period. For a discussion of the assumptions relating to these valuations, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Critical Accounting Estimates — Stock-Based Compensation” in our Annual Report on Form 10-K for the year ended December 31, 2022.

(2)
Mr. Gross is not entitled to any compensation for his service on the Board in accordance with the terms of the purchase agreement with Goldman Sachs.

Information About the Board and Corporate Governance
The Board has established guidelines for determining director independence, and all current directors, with the exception of Mr. Penn, have been determined by the Board to be independent under applicable Nasdaq rules.
The Company has also adopted a written Code of Conduct in order to help directors, officers and employees resolve ethical issues in an increasingly complex business environment. The Code of Conduct applies to all directors, officers and employees, including the Chief Executive Officer, the Chief Financial Officer, the Chief Accounting Officer, the General Counsel and any other employee with any responsibility for the preparation and filing of documents with the SEC. The Code of Conduct covers topics including, but not limited to, conflicts of interest, confidentiality of information and compliance with laws. The Code of Conduct also satisfies the requirements for a code of ethics, as defined by Item 406 of Regulation S-K promulgated by the SEC. The Company intends to satisfy the disclosure requirements under Item 5.05 of Form 8-K regarding amendments to, or waivers from, certain provisions of the Code of Conduct that apply to its principal executive officer, principal financial officer and principal accounting officer by posting such information on its website, at the address and location specified below.

In addition, the Board has adopted a set of Corporate Governance Guidelines as a framework within which the Board and its committees conduct business. The Company’s Corporate Governance Guidelines contain a majority voting policy, which requires a director nominee who receives, in an uncontested election, a number of votes “withheld” that is greater than the number of votes cast “for” his or her election to promptly offer to resign from the Board. The Board will accept the resignation absent exceptional circumstances. Unless the Board decides to reject the offer, the resignation will become effective 60 days after the date of the election. In making a determination whether to reject the offer or postpone the effective date, the Board of Directors will consider all factors it considers relevant to the best interests of the Company. A director who tenders a resignation pursuant to the Corporate Governance Guidelines will not participate in any meeting of the Board at which the resignation is considered. The Company will promptly issue a news release with the Board’s decision.
Copies of the charters of the Audit Committee, the Human Resources and Compensation Committee and the Nominating and Corporate Governance Committee, as well the Code of Conduct and Corporate Governance Guidelines, are available free of charge at the Company’s website located at https://www.stagwellglobal.com/investors/corporate-governance. Copies are also available to any shareholder upon written request to One World Trade Center, Floor 65, New York, NY 10007, Attn: Investor Relations.
Meetings
The Board met or acted by written consent 9 times in 2022. The various Board committees met or acted by written consent the number of times shown in parentheses: Audit Committee (6); Human Resources and Compensation Committee (8); and Nominating and Corporate Governance Committee (3). Each incumbent director that served as a director during 2022 attended 75% or more of the aggregate of the meetings of the Board and each committee on which they served during such period. The Company has a formal policy regarding attendance by directors at its annual meeting of stockholders which states that all directors are expected to attend, provided that a director who is unable to attend such a meeting is expected to notify the Chairman of the Board in advance of any such meeting. Each member of the Board serving as a director at the time of the 2022 annual meeting of stockholders attended the meeting.
Membership on Standing Board Committees
Director	Audit Committee	Human Resources and Compensation Committee	Nominating and Corporate Governance Committee
Charlene Barshefsky	✓
Bradley J. Gross		✓
Wade Oosterman	Chair
Mark J. Penn
Desirée Rogers		Chair	✓
Eli Samaha	✓
Irwin D. Simon		✓	✓
Rodney Slater			Chair
Brandt Vaughan

Audit Committee
The Audit Committee is currently composed of three members, all of whom are considered to be “independent” according to the applicable rules of Nasdaq and the Securities and Exchange Commission. The Audit Committee reviews all financial statements, annual and interim, intended for circulation to stockholders and reports upon these to the Board. In addition, the Board may refer to the Audit Committee matters and questions relating to the financial position of the Company and its affiliates. The Audit Committee is also responsible for, among other things, selecting and approving the terms of engagement and compensation of our independent auditor for each fiscal year, reviewing the performance of the independent auditor, overseeing and reviewing with management and the independent auditor the adequacy and effectiveness of the Company’s accounting and internal control policies and procedures; risk oversight matters; reviewing with management its compliance with prescribed policies, procedures and internal controls; and reviewing with management and the independent auditor their reports on internal controls, as presented in Item 9A (Controls and Procedures) of the Company’s Annual Report on Form 10-K for the year ended December 31, 2022. While the Audit Committee has the duties and responsibilities set forth above, the Audit Committee is not responsible for planning or conducting the audit or for determining whether the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Management has the responsibility for preparing the financial statements and implementing internal controls and evaluating their effectiveness, and the independent auditor has the responsibility for auditing the financial statements and effectiveness of internal controls over financial reporting.
The current members of the Audit Committee are: Wade Oosterman (Chair), Charlene Barshefsky and Eli Samaha. Each of the members of the Audit Committee is “financially literate” as required by applicable SEC rules. The Board has determined that Mr. Oosterman qualifies as an “audit committee financial expert” under the Sarbanes-Oxley Act of 2002 and applicable Nasdaq and SEC regulations. Mr. Oosterman has experience actively supervising a principal financial officer, principal accounting officer, controller, public accountant, auditor or person performing similar functions.

Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee is currently composed of three members, all of whom are considered to be “independent” according to the applicable rules of Nasdaq. The Nominating and Corporate Governance Committee is responsible for, among other things, reviewing and making recommendations to the full Board with respect to developments in the area of corporate governance and the practices of the Board. The Nominating and Corporate Governance Committee is also responsible for evaluating the performance of the Board as a whole and for reporting to the Board with respect to appropriate candidates for nominations to the Board. Pursuant to its charter, the Nominating and Corporate Governance Committee may conduct or authorize investigations or studies into matters within its scope of responsibilities and may retain, at the Company’s expense, such independent counsel or other consultants or advisers as it may deem necessary from time to time. The Nominating and Corporate Governance Committee has the sole authority to retain or terminate any search firm to be used to identify director candidates, including the sole authority to approve its fees and terms, with the Company bearing the cost of such fees. The Nominating and Corporate Governance Committee will formally meet and deliberate on the qualifications of specific candidates prior to recommending their appointment to the full Board. The Nominating and Corporate Governance Committee utilizes the same criteria for evaluating candidates regardless of the source of the referral.

The current members of the Nominating and Corporate Governance Committee are: Rodney Slater (Chair), Desirée Rogers and Irwin Simon.
Human Resources and Compensation Committee
The Human Resources and Compensation Committee is currently composed of three members. All of the members of the Human Resources and Compensation Committee are considered to be “independent” according to the applicable rules of Nasdaq, and non-employee directors within the meaning of Rule 16b-3 under the Exchange Act. The Human Resources and Compensation Committee makes recommendations to the Board on, among other things, the compensation of senior executives. The Human Resources and Compensation Committee discusses personnel and human resources matters including recruitment and development, management succession and benefits plans and grants awards under the 2016 Stock Incentive Plan. Salary, bonus or other payments for senior management are reviewed and approved by the Human Resources and Compensation Committee. The Human Resources and Compensation Committee may delegate any of its responsibilities to a subcommittee composed of one or more of its members, or to other members of the Board qualified to perform such responsibilities in accordance with the applicable rules of Nasdaq and any other applicable law, as appropriate.
The current members of the Human Resources and Compensation Committee are: Desirée Rogers (Chair), Bradley J. Gross and Irwin Simon.
For further information about the Human Resources and Compensation Committee’s processes and procedures relating to the consideration of executive compensation, see “Executive Compensation — Compensation Discussion and Analysis.”

Board Leadership, Executive Sessions, Risk Oversight and Communications with the Board
Currently, Mr. Penn is the Chairman of the Board. The Board does not require the separation of the offices of Chairman of the Board and Chief Executive Officer. All of the Company’s directors, whether members of management or not, have a fiduciary duty to exercise their business judgment in the best interests of the Company. The Board believes separating the roles of Chairman of the Board and Chief Executive Officer would not diminish or augment these fiduciary duties. The Board deliberates and decides, each time it selects a Chairman of the Board, whether the roles should be combined or separate, based upon the then current needs of the Company and the Board. The Board believes that the Company is currently best served by having Mr. Penn hold the positions of both Chairman and Chief Executive Officer, and by having a separate independent director (currently Mr. Simon) serve as “Lead Independent Director.” In the Board’s view, the current leadership structure facilitates strong communication and coordination between management and the Board and enables the Board to adeptly fulfill its risk oversight responsibilities.
Non-employee directors may meet in executive sessions without management in conjunction with each regularly scheduled Board meeting. The Company’s Lead Independent Director has the primary responsibility to preside over these sessions of the Board. The current Lead Independent Director is Irwin Simon. Stockholders or other interested parties who wish to communicate with the Lead Independent Director or any other member of the Board may do so by mail or courier to Stagwell Inc., c/o Corporate Secretary, One World Trade Center, Floor 65, New York, NY 10007. Mail sent to this address will be forwarded, unopened, by the Corporate Secretary to the Lead Independent Director. To facilitate a response, in appropriate circumstances, stockholders are asked to provide the following information: (i) their name; (ii) an address, telephone number, and e-mail address at which they can be reached; and (iii) the number of shares or aggregate principal amount of debt that they hold, and the date those securities were acquired.
The Board has extensive involvement in the oversight of risk management related to us and our business. The Board accomplishes this oversight both directly and through its committees, each of which assists the Board in overseeing a part of our overall risk management and regularly reports to the Board. The Audit Committee represents the Board by periodically reviewing our accounting, reporting and financial practices, including the integrity of our financial statements, the surveillance of administrative and financial controls and our compliance with legal and regulatory requirements. Through its regular meetings with management, including the finance, legal and compliance and risk management functions, the Audit Committee reviews and discusses all significant areas of our business and summarizes for the Board all areas of risk and the appropriate mitigating factors. The Human Resources and Compensation Committee considers, and discusses with management, management’s assessment of certain risks, including whether any risks arising from our compensation policies and practices for our employees are reasonably likely to have a material adverse effect on us. The Nominating and Corporate Governance Committee oversees and evaluates programs and risks associated with Board organization, membership and structure and corporate governance.
With respect to cybersecurity risk oversight, our Board of Directors and our Audit Committee receive periodic reports from the appropriate managers on the primary cybersecurity risks facing the Company and the measures the Company is taking to mitigate such risks. In addition to these periodic reports, our Board of Directors and our Audit Committee receive updates from management as to changes to the Company’s cybersecurity risk profile or significant newly identified risks.
Report of the Audit Committee of the Board
The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2022 with management. The audit committee has also reviewed and discussed with Deloitte & Touche LLP, the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2022, the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (“PCAOB”). The Audit Committee has also received the written disclosures and the letter from Deloitte & Touche LLP required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence and has discussed with Deloitte & Touche LLP the accounting firm’s independence. Based on the foregoing, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and filed with the SEC.
Audit Committee of the Board
Wade Oosterman (Chair)
Charlene Barshefsky
Eli Samaha
The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

PROPOSAL 2
APPROVAL OF 2023 EMPLOYEE STOCK PURCHASE PLAN
On March 1, 2023, our Board approved and adopted, subject to stockholder approval, the Stagwell Inc. 2023 Employee Stock Purchase Plan (the “Plan”). Accordingly, the Plan is being submitted to our stockholders for their approval. The Board recommends that stockholders of the Company approve the Plan.
The following summary of the Plan is qualified by reference to the full text of the Plan, which is attached as Appendix A to this Proxy Statement and incorporated by reference into this proposal. The Plan is not tax-qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended. The purpose of the Plan is to assist employees of the Company and certain of its affiliates and subsidiaries that have been designated by the Administrator (as defined below) to participate in the Plan (the “Designated Companies”) in acquiring a stock ownership interest in the Company at a discount through rights to purchase shares of Class A Common Stock (“Options”) in successive offering periods (“Offering Periods”). The Board believes that the adoption of the Plan will promote the interests of the stockholders of the Company by incentivizing talented employees to join or remain with the Company and the Designated Companies and provide a means to acquire an ownership interest in the Company. The Plan authorizes the issuance of awards with respect to 3,000,000 shares of the Class A Common Stock (subject to adjustments for changes in capitalization). We anticipate that approximately 6,800 employees of the Company and the Designated Companies will be eligible to participate in the Plan, including all executive officers of the Company, except for Mark Penn, our Chief Executive Officer and Chairman.
The initial Offering Period (as defined below), which will last from May 16, 2023 to July 15, 2023, will begin prior to the vote of our stockholders on this Proposal 2, and the exercise of outstanding Options for such Offering as described below will take place only if stockholder approval is obtained.
If this Proposal 2 is approved by the stockholders of the Company, the Plan will become effective immediately as of the date of the Annual Meeting. If the stockholders of the Company do not approve this Proposal 2, the Plan will not become effective and outstanding Options will be forfeited, with payroll deductions returned to participants as soon as practicable, without any interest thereon.
Summary of the 2023 Employee Stock Purchase Plan
Administration
The Human Resources and Compensation Committee (or any agent or employee to whom the Human Resources and Compensation Committee has delegated authority to participate in the administration of the Plan) (the “Administrator”) will administer the Plan. The Administrator will, consistent with the terms of the Plan, have the power to establish and terminate Offerings, determine when and how Options will be granted and the provisions and terms of each Offering (which do not have to be identical), to select Designated Companies and to construe and interpret the Plan and the terms of any Option. In addition, the Administrator may from time-to-time delegate administrative tasks under the Plan to an agent or employee of the Company, subject to such restrictions and limitation as the Administrator may specify.
With respect to the Section 423 Component (as defined below), the Administrator may correct any defect, omission or inconsistency in the Plan. The Administrator may also correct any Offering or any Option, in a manner and to the extent it deems necessary or expedient to administer the Plan, subject to Section 423 of the Code for the Section 423 Component.
The Plan Components
The Plan consists of two components: (i) a component that is not intended to qualify as an “employee stock purchase plan” under Section 423 of the Code (the “Non-Section 423 Component”); and (ii) a component that is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code (the “Section 423 Component”). Since the Plan does not currently qualify as an “employee stock purchase plan” under Section 423 of the Code, all Options that may be exercised during an Offering Period (“Offerings”) will be made under the Non-Section 423 Component until the Administrator determines that the Plan does qualify as an “employee stock purchase plan” under Section 423 of the Code, at which point all Offerings will be made under the Section 423 Component, unless otherwise determined by the Administrator.
Shares Reserved
Under the Plan, 3,000,000 shares of Class A Common Stock will be reserved for issuance. The shares of Class A Common Stock reserved for issuance under the Plan may be authorized but unissued shares of Class A Common Stock, treasury shares of Class A Common Stock or shares of Class A Common Stock acquired on the open market. The 3,000,000 shares of Class A Common Stock represent approximately 2.3% of the Company’s issued and outstanding shares of Class A Common Stock as of the date of this Proxy Statement.
There is no evergreen provision, meaning the share limit allowed under the Plan will not increase without the approval of stockholders of the Company.
Eligibility
The Plan provides that all employees of the Company and the Designated Companies are eligible to participate, (each an “Eligible Employee”). However, the Administrator may exclude any or all of the following classes of employees of the Company and the Designated Companies, unless prohibited by applicable law: (i) any employee who is customarily scheduled to work 20 hours or less per week; (ii) any employee whose customary employment is not more than five months in a calendar year; (iii) any employee who has been employed less than two years; (iv) any employee who was not employed by the Company or a Designated Company prior to the first day of the applicable Offering Period (each such date, the “Grant Date”); (v) any employee who is a “highly-compensated employee” within the meaning Section 414(q) of the Code, or is such a “highly compensated employee” (a) with compensation above a specific level, (b) who is an officer or (c) who is subject to the disclosure requirements of Section 16(a) of the Exchange Act; or (vi) any employee who is a citizen or resident of a jurisdiction outside of the United States if either (a) the grant of Options is prohibited under local law or (b) if the Plan is operating at the time under the Section 423 Component, compliance with local law would violate the requirements of Section 423 of the Code. Notwithstanding the foregoing, any employee who, following participation in the Plan, owns or would be deemed to own (through applicable stock attribution rules) stock constituting 5% or more of the total combined voting power or value of all classes of stock of the Company or any of its subsidiaries will not be eligible to participate in the Plan.
With respect to the Non-423 Component, the Administrator may limit eligibility further within a Designated Company so as to only designate some employees of a Designated Company as Eligible Employees and to the extent any restrictions are not consistent with applicable local laws, the local laws will control. Such Offerings may be administered through separate sub-plans, appendices, rules or procedures designed to achieve tax, securities laws or other objectives for Eligible Employees in locations outside of the United States. In addition, with respect to the Non-Section 423 Component, the restriction in the previous paragraph regarding employees who are deemed to own more than 5% of the total combined voting power of the Company or any of its subsidiaries will only apply to employees who are also subject to Section 16 of the Exchange Act or as otherwise required by Section 16.
Offering Period
The Plan provides for successive three-month Offering Periods during which Eligible Employees who elect to participate in the Plan (“Participants”) may purchase shares of Class A Common Stock at a discount. Except for the initial Offering Period which will commence on May 16, 2023, the Offering Periods will begin on each April 16, July 16, October 16 and January 16. The Plan gives the Administrator the power to change the duration and timing of any Offering Period in its sole discretion, provided that no Offering Period may exceed 27 months. Each Offering Period may consist of one or more purchase periods (“Purchase Periods”). The initial Offering Period is expected to consist of a single Purchase Period, commencing on May 16, 2023 and ending on July 15, 2023. Each Participant will be granted an Option with respect to an Offering Period on the Grant Date of the Offering Period.
Payroll Deductions
Eligible Employees may enroll in an Offering Period by electing, in the manner and within the time periods prescribed by the Administrator, to authorize payroll deductions ranging from 1% to 15% of their eligible compensation to be accumulated to purchase shares of Class A Common Stock during such Offering Period. For this purpose, “compensation” means the regular earnings or base salary paid to the Eligible Employee and excludes (i) bonuses and commissions, (ii) overtime, shift differentials, vacation pay, salaried production schedule premiums, holiday pay, jury duty pay, funeral leave pay, paid time off, military pay, prior week adjustments and weekly bonuses, (iii) education or tuition reimbursements, (iv) imputed income arising under any group insurance or benefit program, (v) travel expenses, (vi) business and moving reimbursements, including tax gross ups and taxable mileage allowance, (vii) income received in connection with any stock options, restricted stock, restricted stock units or other compensatory equity awards and (viii) all contributions made by the Company or any Designated Company for the Eligible Employee’s benefit under any employee benefit plan now or hereafter established. Such compensation will be calculated before deduction of any income or employment tax withholdings but will be withheld from the Eligible Employee’s net income. All payroll deductions will be implemented before taking into account any deduction for any salary deferral contributions under any tax-qualified or nonqualified deferred compensation plan, including for example, under Section 401(k) of the Code. The Administrator may also establish a different definition of “compensation” for any Offering under the Section 423 Component, provided that it is applied on a non-discriminatory basis.
Unless otherwise determined by the Administrator, following at least one payroll deduction, a Participant may decrease (to as low as zero) the amount deducted from such Participant’s eligible compensation only once during a Purchase Period upon at least 10 calendar days’ written notice to the Company (or such other time period as prescribed by the Administrator). A Participant may not increase the amount deducted from such Participant’s eligible compensation during an Offering Period.
Upon the completion of an Offering Period, each Participant in the Offering Period will automatically participate in the immediately following Offering Period at the same payroll deduction percentage as in effect at the termination of such Offering Period, unless such Participant delivers to the Company a different election form with respect to the successive Offering Period in accordance with the procedures established by the Administrator, or unless such Participant becomes ineligible for participation in the Plan.
Notwithstanding any provision in the Plan to the contrary, in non-U.S. jurisdictions where participation in the Plan through payroll deductions is prohibited or otherwise problematic under applicable local laws (as determined by the Administrator in its sole discretion), the Administrator may provide that an Eligible Employee may elect to participate through contributions to the Participant’s Plan account in a form acceptable to the Administrator in lieu of or in addition to payroll deductions; provided, however, that for any Offering under the Section 423 Component, the Administrator must determine that any alternative method of contribution is applied on an equal and uniform basis to all Eligible Employees in the Offering.
Purchase of Shares
On the last day of the applicable Purchase Period (the “Exercise Date”), each Participant’s Option will be automatically deemed to be exercised and the Participant’s accumulated payroll deductions will be used to purchase shares of Class A Common Stock at the Option Price. The Option Price will equal either 92.5% of the fair market value per share of Class A Common Stock on the Exercise Date or such other price designated by the Administrator. The “fair market value” will generally be determined as the closing trading price per Share on the applicable date.
The deemed exercise will cover the largest number of whole shares of Class A Common Stock which can be purchase with the accumulated payroll deductions in the Participant’s account as of the applicable Exercise Date. Unless otherwise determined by the Administrator, any remaining balance of accumulated payroll deductions will carry over into the next Offering Period unless (i) the Participant has elected to withdraw from the Plan, (ii) the Participant is no longer an Eligible Employee or (iii) the applicable limitations to payroll deductions would prevent the Participant from being granted Options in the next Offering Period. Any balance not carried forward to the next Offering Period will promptly be refunded to the Participant.
Following each Exercise Date, the number of shares of Class A Common Stock purchased by the Participant will be delivered (either in share certificate or book entry form), at the Company’s sole discretion, to either the Participant or an account established in the Participant’s name at a stock brokerage or other financial services firm designated by the Company. The Company may require that shares of Class A Common

Stock be retained with such brokerage or firm for a designated period of time and may establish procedures to permit tracking of disqualifying dispositions of the purchased shares of Class A Common Stock. As of April 19, 2023, the fair market value of a Share was $6.50, the closing price on such date; and if that date had been an Exercise Date, the purchase price per Share would have been 92.5% of $6.50, which amounts to $6.013.
Notwithstanding anything to the contrary, a Participant participating under the Section 423 Component may not accrue the right to purchase shares of Class A Common Stock at a rate that exceeds $25,000 in fair market value of shares of Class A Common Stock (determined as of the Grant Date) for each calendar year an Offering Period is in effect (as determined in accordance with Section 423 of the Code).
Withdrawal
A Participant may cease payroll deductions during an Offering Period and elect to withdraw from the Plan by delivering written notice of withdrawal to the Company in the manner prescribed by the Administrator. Any amounts then credited to such Participant’s account will be returned to the Participant in one lump-sum payment in cash within 30 days after such withdrawal election is received by the Company, without any interest thereon (except as may be required by applicable local laws). A Participant who ceases to contribute during any Offering Period may not be permitted to resume contributions during the same Offering Period. A Participant’s withdrawal from the Plan during any Offering Period will have no effect on his or her eligibility to participate in any similar plan which may be later adopted by the Company, or to participate in any subsequent Offering Periods under the Plan.
Corporate Transactions
•
In the event of any increase or decrease in the number of issued shares of Class A Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the shares of Class A Common Stock, or any other increase or decrease in the number of shares of Class A Common Stock effected without receipt of consideration by the Company, the aggregate number of shares of Class A Common Stock offered under the Plan but not yet placed under an Option and the number and price of shares of Class A Common Stock which any Participant has elected to purchase under the Plan covered under an Option that has not yet been exercised will be proportionately adjusted by the Administrator, whose determination will be final and binding.

•
In the event of a proposed dissolution or liquidation of the Company, any Offering Period then in progress will be shortened by setting a new Exercise Date (the “New Exercise Date”) which will be the day before the proposed dissolution or liquidation, and the Offering Period then in progress will terminate immediately prior to the consummation of the dissolution or liquidation, unless otherwise determined by the Administrator. The Administrator will notify each Participant of the changed Offering Period and the New Exercise Date at least 10 business days prior to the New Exercise Date. On the New Exercise Date, all Options held by a Participant will be exercised automatically, unless the Participant has withdrawn from the Offering Period, or ceased to be an Eligible Employee.

•
In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each outstanding Option will be assumed or substituted by the successor corporation or a parent or subsidiary of the corporation. If the successor corporation refuses to assume or substitute such rights, any outstanding Offering Periods will be shortened and a New Exercise Date will be set, with the Offering Period ending on the New Exercise Date. The Administrator will notify each Participant of the changed Offering Period at least 10 business days prior to the New Exercise Date. On the New Exercise Date, all Options held by a Participant will be exercised automatically, unless the Participant has withdrawn from the Offering Period, or ceased to be an Eligible Employee.

Rights as a Stockholder
A Participant will not have any rights or privileges as a stockholder as to the shares of Class A Common Stock covered by an Option until the Participant becomes the record owner of such shares of Class A Common Stock.

No Rights as Employee
Nothing in the Plan will give any person any right to continue in the employ of the Company or any of its affiliates or affect the right of the Company or any of its affiliates to terminate the employment of any person at any time, with or without cause.
Transferability of Awards
Options under the Plan are not transferable, other than by will or the laws of descent and distribution, and are otherwise exercisable during a Participant’s lifetime only by the Participant. Options, interests or rights to an Option cannot be used to pay off any debts, contracts or engagements of a Participant or a Participant’s successors in interest and cannot be subject to disposition by pledge, encumbrance, assignment or any other means whether such disposition is voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempt at a disposition of an Option will have no effect.
Tax Withholding
At the time of any taxable event that creates a withholding obligation for the Company or any parent, affiliate or subsidiary, the Participant will be required to make adequate provision for any applicable U.S. and non-U.S. federal, state and/or local taxes (including any income tax, social insurance contributions or employment tax). In its sole discretion, and except as otherwise determined by the Administrator, the Company or the Designated Company that employs or employed the Participant may satisfy its obligation to withhold applicable taxes by (i) withholding from the Participant’s wages or other compensation, (ii) withholding a sufficient whole number of shares of Class A Common Stock otherwise issuable following exercise of the Option having an aggregate value sufficient to pay the applicable taxes, or (iii) withholding from proceeds from the sale of shares of Class A Common Stock issued upon exercise of the Option, either through a voluntary sale or a mandatory sale arranged by the Company.
Equal Rights and Privileges
All Eligible Employees granted Options pursuant to an Offering under the Section 423 component will have equal rights and privileges under the Plan such that the Plan qualifies as an “employee stock purchase plan” within the meaning of Section 423 of the Code and if any employee who is subject to Section 16 participates in any Offering, all Eligible Employees granted Options pursuant to such Offering will have equal rights and privileges. Any provision of the Section 423 Component that is inconsistent with Section 423 of the Code will, without further act or amendment by the Company or the Board, be reformed to comply with the equal rights and privileges requirement of Section 423 of the Code.
Amendment and Termination
The Board may, in its sole discretion, at any time amend, suspend, revise or terminate the Plan; provided that the Company will be required to obtain stockholder approval of any amendment to the extent necessary to comply with Section 423 of the Code or as otherwise required by applicable law, regulation or stock exchange rule.
US Tax Consequences of the 2023 Employee Stock Purchase Plan
The following is a general summary under current law of the material federal income tax consequences to Participants, including a summary of the U.S federal income tax consequences. This summary deals with the general tax principles that apply and is provided only for general information. Some kinds of taxes, such as state and local income taxes, are not discussed. Tax laws are complex and subject to change and may vary depending on individual circumstances and from locality to locality. The summary does not discuss all aspects of income taxation that may be relevant to Participants in light of their personal investment circumstances. This summarized tax information is not tax advice, and each Participant is advised to consult his or her tax advisor for details about his or her personal tax consequences in order to comply with any applicable federal, state, local or foreign law that may arise from, or be related to, the benefits granted under the Plan.

Non-Section 423 Component
U.S. taxpayers participating in the Non-Section 423 Component will recognize U.S. ordinary income equal to the excess of (i) the fair market value of the shares of Class A Common Stock on the Exercise Date over (b) the purchase price paid for the shares of Class A Common Stock.
U.S. taxpayers who reside in a foreign country may owe taxes in the country in which they reside as well as in the U.S. in the year of purchase.
The Company or Designated Company may be obligated to withhold U.S. federal income taxes on the amount by which the shares of Class A Common Stock were discounted at the time of the purchase or in some cases, as the right to purchase shares of Class A Common Stock is outstanding (e.g., during the Offering Period), in each case depending on the Participant’s U.S. tax status, whether the Participant is also subject to withholding tax in a non-U.S. country of residence, and whether the Offering Period spans more than one tax year. The Company or Designated Company may also report this income to the U.S. Internal Revenue Service.
Section 423 Component
With respect to the Section 423 Component, there is no taxable income in the U.S. to the Participant upon being granted an option to purchase shares of Class A Common Stock on the Grant Date or when shares of Class A Common Stock are purchased on the Exercise Date. Generally, the Participant will recognize taxable income in the U.S. in the year in which there a sale or other disposition of the purchased shares of Class A Common Stock.
Qualifying Disposition
The federal income tax liability on disposition of the purchased shares of Class A Common Stock will depend on whether the disposition is a “qualifying disposition”. A qualifying disposition will occur if the disposition is made after the Participant has held the shares of Class A Common Stock for (i) more than two years after the Grant Date and (ii) more than one year after the Exercise Date. In the event of qualifying disposition, the Participant will generally recognize ordinary income equal to the lesser of (a) the difference between the fair market value of the shares of Class A Common Stock on the date of disposition and the purchase price on the Exercise Date and (b) 7.5% of the fair market value of the shares of Class A Common Stock on the Grant Date. Any additional gain recognized will be a long-term capital gain. The Company will generally not be entitled to any corresponding tax deduction.
If the fair market value of the shares of Class A Common Stock on the date of the qualifying disposition is less than the purchase price on the Exercise Date, there will be no ordinary income, and the Participant may generally recognize a long-term capital loss equal to the difference between the fair market value of the shares of Class A Common Stock on the date of disposition and the purchase price on the Exercise Date.
Disqualifying Disposition
If the minimum holding periods are not satisfied, the Participant will have a disqualifying disposition. The Participant will recognize ordinary income in the year of the disqualifying disposition to the extent that the fair market value of the shares of Class A Common Stock on the Exercise Date was greater than the purchase price on such date. The Company is entitled to take an income tax deduction equal in amount to the excess for the taxable year in which the disposition occurs.
Any additional gain recognized upon the disqualifying disposition will be capital gain. The capital gain will be long-term if the shares of Class A Common Stock were held for more than 12 months, and short-term if the shares of Class A Common Stock were held 12 months or less.
Registration with the Securities and Exchange Commission
On March 7, 2023 the Company filed a registration statement with the Securities and Exchange Commission pursuant to the Securities Act covering the shares of Class A Common Stock authorized for issuance under the Plan.

New Plan Benefits
Participation by Eligible Employees in the Plan is voluntary. The number of shares of Class A Common Stock that may be purchased under the Plan in any particular Offering Period is dependent on a multitude of factors, including each Participant’s election as to the level of payroll deductions and the purchase price for each applicable Offering Period. Accordingly, the number of shares of Class A Common Stock expected to be purchased under the Plan in any Offering Period (in general, or as to any particular Participant) is not determinable. However, no Eligible Employee may, under the Plan, use payroll deductions to purchase shares of Class A Common Stock at a rate that exceeds $25,000 in fair market value in any calendar year.
Equity Compensation Plan Information.
As background information for Proposal 2, please consider that Company stockholders have approved other compensation plans prior to the request for approval of the Plan. The following table lists as of December 31, 2022 the number of securities to be issued upon the exercise of outstanding stock appreciation rights (“SARs”) and the vesting of outstanding restricted stock units, the weighted average exercise price of outstanding SARs and the number of securities remaining available for future issuance under the Company’s equity compensation plans.
	Number of Securities to be issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column(a))
	(a)	(b)	(c)
Equity compensation plans approved by stockholders:(1)	2,991,499(2)	3.23(3)	15,506,533
Equity compensation plans not approved by stockholders:	1,284,420(4)	2.60(3)	—
Total	4,275,919	2.86(3)	15,506,533

(1)
The Company currently grants equity awards under the Amended and Restated 2016 Stock Incentive Plan.

(2)
As of December 31, 2022, the Company had reserved 645,347 shares of Class A Common Stock in order to meet its obligations under 1,344,834 outstanding SARs granted under equity plans approved by stockholders. The number of shares issuable upon exercise of the SARs is based on the closing price of our Class A Common Stock on December 31, 2022. In addition, the Company had reserved 2,346,152 shares of Class A Common Stock issuable upon vesting of the same number of restricted stock units granted under equity plans approved by stockholders.

(3)
The weighted average exercise price does not include the restricted stock units.

(4)
As of December 31, 2022, the Company had reserved 1,134,420 shares of Class A Common Stock in order to meet its obligations under 1,950,000 outstanding SARs granted as equity inducement awards to Messrs. Penn and Lanuto, which were not required to be approved by stockholders. For a description of the material terms of these inducement grants, see “Executive Compensation.” The number of shares issuable upon exercise of the SARs is based on the closing price of our Class A Common Stock on December 31, 2022. In addition, the Company had reserved 150,000 shares of Class A Common Stock issuable upon vesting of the same number of restricted stock units granted as an equity inducement award to an employee.

The Resolution; Required Vote
The resolution approving the Stagwell Inc. 2023 Employee Stock Purchase Plan requires the affirmative vote of a majority of the voting power of our common stock present in person or represented by proxy and entitled to vote at the Annual Meeting. The Board therefore seeks your approval and support for the following resolution:

RESOLVED:
THAT the Stagwell Inc. 2023 Employee Stock Purchase Plan attached hereto as Appendix A be approved.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE
APPROVAL OF THE 2023 EMPLOYEE STOCK PURCHASE PLAN

PROPOSAL 3
ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION
The guiding principles of the Company’s compensation policies and decisions include aligning each executive’s compensation with our business strategy and the interests of our stockholders and providing incentives needed to attract, motivate and retain key executives who are important to our long-term success. Consistent with this philosophy, a significant portion of the total incentive compensation for each of our executives is directly related to the Company’s earnings and to other performance factors that measure our progress against the goals of our strategic and operating plans, as well as performance against our peers.
Stockholders are urged to read the Compensation Discussion and Analysis section of this Proxy Statement, as well as the Summary Compensation Table and other related compensation tables and disclosure, which discuss how our compensation design and practices reflect our compensation philosophy. The Human Resources and Compensation Committee and the Board of Directors believe that our compensation design and practices are effective in implementing our guiding principles.
In accordance with Section 14A of the Securities Exchange Act, and as a matter of good corporate governance, we are asking stockholders to approve the following non-binding resolution:
“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the 2022 compensation of the Company’s named executive officers, as disclosed in the Company’s proxy statement for the 2023 Annual Meeting of Stockholders pursuant to the disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, Summary Compensation Table, and other compensation tables and disclosure.”
The approval of this non-binding proposal requires the affirmative vote of a majority of the voting power of our common stock present in person or represented by proxy and entitled to vote at the Annual Meeting.
Since this proposal is an advisory vote, the result will not be binding on our Board of Directors or Human Resources and Compensation Committee. However, the Board of Directors and the Human Resources and Compensation Committee value the opinions of our stockholders and will review and consider the voting results when making future decisions regarding our executive compensation program.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE
ADVISORY RESOLUTION TO APPROVE EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS
This Compensation Discussion and Analysis (or “CD&A”) section outlines our compensation philosophy and describes the material components of our executive compensation practices for our named executive officers or “NEOs” in 2022:
MARK PENN	Chairman & Chief Executive Officer
JAY LEVETON	President
FRANK LANUTO	Chief Financial Officer
RYAN GREENE	Chief Operating Officer
VINCENZO DIMAGGIO	Chief Accounting Officer
EXECUTIVE SUMMARY
Business Combination
On August 2, 2021, we completed the Business Combination of MDC and the operating businesses and subsidiaries of Stagwell Media. At the same time, we added former Stagwell Media executives to our management team, including Jay Leveton, our President, and Ryan Greene, our Chief Operating Officer. As described more fully below, following the Business Combination, the Human Resources and Compensation Committee reviewed the compensation of our NEOs in light of the change in size and competitive position of the Company.
Aligning Pay with Performance
While approving changes to our NEO compensation for 2022, the Human Resources and Compensation Committee remained committed to its compensation strategy of appropriately linking compensation levels with shareholder value creation by:
•
Aligning pay with financial performance as a meaningful component of total compensation;

•
Providing total compensation capable of attracting, motivating and retaining executives of outstanding talent;

•
Focusing our executives on achieving key objectives critical to implementing the Company’s business strategy and achieving financial performance goals; and

•
Safeguarding the Company’s business interests, including protection from adverse activities by executives.

Stockholder Approval of our NEO Compensation
Our Board, our Human Resources and Compensation Committee, and our management value the opinions of our stockholders. At our 2022 Annual Meeting, the Company submitted its executive compensation program to an advisory vote of its stockholders (also known as the “say-on-pay” vote). This advisory vote received support from approximately 97% of the total votes cast at the annual meeting. Our Board and Human Resources and Compensation Committee reviewed the vote results and we did not make any changes to our executive compensation program as a result of the results.

OVERVIEW OF OUR 2022 COMPENSATION PROCESS
Primary Compensation Elements
The Company traditionally uses a mix of short- and long-term and fixed and variable elements in compensating the NEOs: base salary, annual cash bonus or stock incentives and long-term incentive awards. The Human Resources and Compensation Committee administers the long-term incentive program for our NEOs with the goal that all long-term equity awards granted to NEOs will either be subject to performance-based vesting requirements or will have value only to the extent that our stock price increases following the grant date, in addition to continued employment conditions. In limited situations, such as inducement grants, awards may include equity-based components that vest based solely on continued employment.
Pay Element	Description	Link to Business & Strategy
BASE SALARY
•
Fixed cash compensation recognizing individual performance, role and responsibilities, leadership skills, future potential and internal pay equity considerations

•
Set upon hiring or promotion, reviewed as necessary based on the facts and circumstances and adjusted when appropriate

•
Competitive base salaries help attract and retain key executive talent

•
Any material adjustments are based on competitive market considerations, changes in responsibilities and individual performance

ANNUAL INCENTIVES	• Performance-based cash or stock compensation dependent on performance against annually established financial targets and personal performance	• Our annual incentives motivate and reward achievement of annual corporate and personal objectives that build shareholder value
LONG-TERM INCENTIVES
•
Opportunity to earn equity long-term incentive awards, subject to continued employment, if the Company achieves financial performance goals (Adjusted EBITDA) over a three (3) year measurement period following the date of grant

•
Like our annual incentives, our long-term incentives encourage senior leaders to focus on delivering on our key financial metrics, but do not encourage or allow for excessive or unnecessary risk-taking in achieving this aim

•
The long-term incentives also ensure that executives have compensation that is at risk for longer periods of time and is subject to forfeiture in the event that they terminate their employment

•
The long-term incentives also motivate executives to remain with the company for long and productive careers built on expertise

INDUCEMENT AWARDS / CASH SIGNING BONUSES	• One-time awards granted to new executives in the form of SARs, restricted stock and/or cash signing bonuses	• Attract talented, experienced executives to join and remain with the Company

Process for Determining the Compensation of Our Named Executive Officers
The Company’s executive compensation program is administered and overseen by the Human Resources and Compensation Committee. During 2022, our Human Resources and Compensation Committee was composed of three independent, non-employee directors. The Human Resources and Compensation Committee oversees the Company’s executive compensation plans and practices, including its incentive compensation and equity-based plans, and reviews and approves the Company’s management succession plans. Specifically, the Human Resources and Compensation Committee determines the salaries or potential salary increases, as applicable, and the performance measures and awards under the annual incentive program for our CEO and other executive officers. The Human Resources and Compensation Committee also determines the amount and form of long-term incentive awards.
Role of Compensation Consultant
For 2022, the Human Resources and Compensation Committee retained Mercer, a compensation consulting firm, to provide objective analysis, advice and information to the Human Resources and Compensation Committee, including competitive market data and recommendations related to our CEO and other executive officer compensation, including recommendations regarding annual and long-term incentive awards. Additionally, Mercer provided feedback to the Human Resources and Compensation Committee related to the compensation terms for our employment agreement with the CEO. Mercer reports to the Human Resources and Compensation Committee Chair and has direct access to Human Resources and Compensation Committee members. In accordance with Nasdaq listing standards and SEC regulations, the Human Resources and Compensation Committee assessed the independence of Mercer and determined that it was independent from management and that Mercer’s work has not raised any conflict of interest.
Benchmarking of Compensation
In determining compensation opportunities and payments to executives, the Human Resources and Compensation Committee may, from time to time, review competitive opportunities, payments, practices and performance among a comparator group of companies. For 2022, we engaged in formal benchmarking of NEO compensation. We intend that, if our NEOs achieve individual and financial corporate objectives in a given year, they will earn total direct compensation that compares favorably with the total direct compensation earned by executives performing similar functions at comparator companies.
The comparator group of peer marketing service companies used for 2022 was identified by Mercer and approved by the Human Resources and Compensation Committee. The group is comprised of the following publicly-traded companies in the advertising and media industry and ranging in size from approximately $1.0 billion to $5.8 billion in revenue (aligning with the post Business Combination size of the Company): Sinclair Broadcast Group; IAC/InterActiveCorp; Nexstar Media Group Inc.; TEGNA Inc.; Meredith Corporation; Gray Television, Inc.; Criteo S.A.; The E.W. Scripps Company; John Wiley & Sons; The New York Times Company; Clear Channel Outdoor Holdings, Inc.; Scholastic Corporation; and Audacy, Inc. We also considered published surveys and data regarding two of our competitors, Omnicom and The Interpublic Group of Companies, for reference purposes, but did not formally include them for benchmarking purposes given their size compared to the Company.
The Human Resources and Compensation Committee considers benchmarking, survey and competitor data, among other factors, in determining executive compensation.
Role of Named Executive Officers in Compensation Decisions
The Human Resources and Compensation Committee considers input from senior management in making determinations regarding the overall executive compensation program and the individual compensation of the NEOs and other executive officers. As part of the Company’s annual planning process, the CEO, President and Chief Financial Officer develop targets for the Company’s incentive compensation programs and present them to the Human Resources and Compensation Committee. These targets are reviewed by the Human Resources and Compensation Committee to ensure alignment with the Company’s strategic and annual operating plans, taking into account the targeted year-over-year improvement as well as identified opportunities and risks. Based on performance appraisals, including an assessment of the achievement of pre-established financial and individual “key performance indicators,” the CEO recommends to the Human Resources and Compensation Committee cash and long-term incentive award levels for the Company’s other executive officers. Each year, the CEO presents to the Human Resources and Compensation Committee his evaluation of each executive officer’s contribution and performance over the past year, and strengths and development needs and actions for each of the executive officers. The Human Resources and Compensation Committee exercises its discretionary authority and makes the final decisions regarding the form of awards, targets, award opportunities and payout value of awards. No executive officer participates in discussions relating to his or her own compensation.
The following table identifies the roles and responsibilities of the Human Resources and Compensation Committee and management in the oversight of the Company’s executive compensation program:
Human Resources and Compensation Committee	Management

•
Sets policies and gives direction to management on all aspects of the executive compensation program

•
Engages and oversees the independent compensation consultant, including determining its fees and scope of work

•
Based upon performance, peer group and general industry market data, evaluates, determines and approves compensation (salary, bonus and equity awards) for each executive officer

•
Determines the terms and conditions of equity incentive awards for all award recipients

•
Reviews succession planning to mitigate the risk of executive departure and to help ensure individual development and bench-strength through different tiers of Company leadership

•
Evaluates and considers regulatory and legal perspectives on compensation matters, rating agency opinions on executive pay, published investor compensation policies and position parameters, and recommendations of major proxy voting advisory firms

•
Coordinates with the other committees of the Board to identify, evaluate and address potential compensation risks, where they may exist

•
Analyzes competitive information supplied by the independent compensation consultant and others in light of the Company’s financial and operational circumstances

•
Considers how other factors may affect pay decision-making, such as the Company’s targeted earnings, internal pay equity, overall financial performance and the Company’s ability to absorb increases in compensation costs

•
Uses the data and analysis referenced above to formulate recommendations for the Committee’s review and consideration

Risk Assessment
The Human Resources and Compensation Committee reviews with management the design and operation of the Company’s compensation practices and policies, including performance goals and metrics used in connection with incentive awards and determined that these policies do not provide the Company’s executive officers or other employees with incentives to engage in behavior that is reasonably likely to have a material adverse effect on the Company. As discussed below in greater detail, the principal measures of our business performance to which NEO compensation is tied are Adjusted EBITDA (as defined below) and individual key performance criteria.
Base Compensation
We provide our NEOs and other executives with base salaries that we believe enable us to hire and retain individuals in a competitive environment and to reward individual performance and contribution to our overall business goals. We review base salaries for our named executive officers annually. As described above in “Benchmarking of Compensation” we also take into account the base compensation that is payable by public companies of similar size or that we believe to be our competitors.
In August and December of 2021, our Human Resources and Compensation Committee approved base salaries, effective January 1, 2022, for our named executive officers as set forth in the following table.
Name	Base Salary Effective January 1, 2022
Mark Penn, Chief Executive Officer	$1,060,000
Jay Leveton, President	$725,000
Frank Lanuto, Chief Financial Officer	$625,000
Ryan Greene, Chief Operating Officer	$575,000
Vincenzo DiMaggio, Chief Accounting Officer	$450,000
Pursuant to the Amended Employment Agreement between Mr. Penn and the Company, Mr. Penn’s base salary increased to $1,260,000 effective January 1, 2023. In February 2023, the Human Resources and Compensation Committee reviewed the base salaries of our NEOs and approved an increase in Mr. Leveton’s base salary to $800,000 effective April 1, 2023. The Human Resources and Compensation Committee determined not to adjust the base salaries of the other NEOs for 2023.
Annual Incentive Awards
The Company’s compensation program is designed to reward performance relative to corporate performance criteria and individual performance. In 2022, each NEO was eligible to earn an annual bonus in an amount equal to a percentage of his base salary plus a potential discretionary adjustment for exceptional performance. The Human Resources and Compensation Committee does not apply a formula or use a pre-determined weighting when comparing overall performance against the various individual objectives, and no single objective is material in determining individual awards. In determining the 2022 annual incentive awards, the Human Resources and Compensation Committee considered the Company’s 2022 and 2021 Adjusted EBITDA. The Committee also considered that the Company achieved certain other financial and strategic goals and continued new business and operational success following the Business Combination. Based on this exceptional financial and operational performance, the Human Resources and Compensation Committee determined that each of the NEO’s performed at a level that warranted annual incentive compensation at 100% of target value. However, the Human Resources and Compensation Committee determined that it was in the best interests of the Company to compensate the NEOs in the form of additional equity incentives that vest after one year of additional service to the Company, rather than paying cash bonuses for 2022. Accordingly, on February 23, 2023, the Human Resources and Compensation Committee awarded shares of restricted stock in the following amounts: Mr. Penn — 177,951; Mr. Leveton — 90,843; Mr. Lanuto — 72,493; Mr. Greene — 65,816; Mr. DiMaggio — 34,339. Similarly, for 2021 the Human Resources and Compensation Committee determined that it was in the best interests of the Company to compensate Mr. Penn and Mr. Leveton in the form of additional equity incentives rather than paying cash bonuses, to pay a cash bonus to Mr. Lanuto of $446,250, representing 75% of his annual bonus target, and to further compensate him in the form of an additional equity incentive, and to similarly compensate Mr. Greene and Mr. DiMaggio. Accordingly, on February 28, 2022, the Human Resources and Compensation Committee awarded shares of restricted stock in the following amounts: Mr. Penn — 161,765; Mr. Leveton — 47,794; Mr. Lanuto — 21,875; Mr. Greene — 6,596; Mr. DiMaggio — 8,272. These shares of restricted stock vested on February 28, 2023. With respect to Mr. Lanuto, in 2021 the Human Resources and Compensation Committee also acknowledged his efforts, working at the direction of the Special Committee of the Board, in completing the Business Combination and awarded him an additional cash bonus of $400,000.
LTIP Awards
2022 Stock LTIP.   On August 15, 2022, the Human Resources and Compensation Committee awarded each NEO restricted stock grants under the Company’s 2016 Stock Incentive Plan as follows: Mr. Penn — 593,031 shares; Mr. Leveton — 144,861 shares; Mr. Lanuto — 149,857 shares;

Mr. Greene — 55,148 shares; and Mr. DiMaggio — 27,694 (the “2022 Stock LTIP Awards”). Vesting for these awards is conditioned upon the Company’s level of achievement of Adjusted EBITDA, excluding the effect of acquisitions, over the performance period commencing on January 1, 2022 and ending on December 31, 2024 and the NEO’s continued employment until March 31, 2025. The cumulative Adjusted EBITDA target for the 2022 Stock LTIP is $1.425 billion.
2021 Stock LTIP.   On October 15, 2021, the Human Resources and Compensation Committee awarded each NEO restricted stock grants under the Company’s 2016 Stock Incentive Plan as follows: Mr. Penn — 412,000 shares; Mr. Leveton — 86,000 shares; Mr. Lanuto — 92,000 shares; Mr. Greene — 41,000 shares; and Mr. DiMaggio — 19,000 shares (the “2021 Stock LTIP Awards”). Vesting for these awards is conditioned upon the Company’s level of achievement of Adjusted EBITDA, excluding the effect of acquisitions, over the performance period commencing on January 1, 2021 and ending on December 31, 2023 and the NEO’s continued employment until March 31, 2024. The cumulative Adjusted EBITDA target for the 2021 Stock LTIP is $1.1 billion.
2020 Stock LTIP Awards Granted in 2019.   On November 4, 2019, the Human Resources and Compensation Committee awarded each NEO restricted stock grants under the Company’s 2011 and 2016 Stock Incentive Plans as follows: Mr. Penn — 577,500 shares; Mr. Lanuto — 99,000 shares; and Mr. DiMaggio — 33,333 shares (the “2020 Stock LTIP Awards”). Vesting for these awards was conditioned upon the Company’s level of achievement of EBITDA over the performance period commencing on January 1, 2020 and ending on December 31, 2020 and the NEO’s continued employment. These awards were subsequently modified on October 28, 2020 (see “2020 Amendment of Performance Conditions”). Approximately 5% of the 2020 Stock LTIP Awards were forfeited in February 2021 based on the Company’s level of achievement of EBITDA in 2020, with each of Messrs. Penn, Lanuto and DiMaggio retaining 549,051, 94,123, and 31,691 restricted shares, respectively, eligible to vest subject to the service condition. The remaining shares held by Messrs. Penn, Lanuto and DiMaggio vested on January 3, 2023.
2020 Cash LTIP Awards Granted in 2019.   In November 2019, the Human Resources and Compensation Committee granted awards under the Company’s 2014 LTIP Plan to each of our NEOs in the following target amounts: Mr. Penn — $1,155,000 and Mr. Lanuto — $198,000. These grants were to vest at the end of the applicable three-year measurement period (January 1, 2020 — December 31, 2022), subject to achievement of financial performance criteria and continued employment (the “2020 Cash LTIP Awards”). The financial performance criteria were based on three-year cumulative EBITDA as measured against the approved annual EBITDA targets for such period.
A payout of between 75% and 100% of the target opportunity was to be made if the Company achieved a three-year cumulative EBITDA amount equal to or greater than 90% but less than 100% of the three-year cumulative EBITDA target, based on a straight-line interpolation for actual cumulative EBITDA between 90% and 100% of the cumulative EBITDA target; a payout at the target opportunity was to be made if the Company achieved the three-year cumulative EBITDA target; and a payout of the target opportunity plus an additional amount between 0% and 100% of the target opportunity was to be made if the Company exceeded the three-year cumulative EBITDA target based on a straight-line interpolation for actual cumulative EBITDA between 100% and 105% of the cumulative EBITDA target, subject to a cap of two times the target opportunity. No payout was to be earned in the event the Company failed to achieve three-year cumulative EBITDA at least equal to or greater than 90% of the cumulative EBITDA target.
Upon a “Change in Control” (as defined in the Company’s 2014 Long-Term Cash Incentive Compensation Plan) prior to December 31, 2022, the 2020 Cash LTIP Awards were to vest in full, with the amount payable determined by using an EBITDA performance multiplier equal to the greater of (a) one (1) and (b) the EBITDA performance multiplier calculated in accordance with the terms of the 2020 Cash LTIP award; provided, however, that if the price per share paid in such Change in Control was equal to or greater than 175% of the average closing trading price of the Class A Shares during the twenty (20) days preceding the grant date, then the EBITDA performance multiplier was to be two (2). If the Change in Control was not structured as a share acquisition and/or there were no price per share in the Change in Control (as was the case with the Business Combination) then the implied price per share paid in such Change in Control was to be determined by the Human Resources and Compensation Committee in good faith immediately prior to such Change in Control. On October 28, 2020, the Human Resources and Compensation Committee adopted an interpretive standard that the implied price per share paid with respect to the 2020 Cash LTIP Awards in connection with the Business Combination would be the average closing trading price of the Class A Shares during the five (5) trading days preceding the closing date. The 2020 Cash LTIP Awards for Mr. Penn and Mr. Lanuto vested in full upon the closing of the Business Combination, which constituted a Change in Control of the Company. Since immediately prior to the Business Combination the Human Resources and Compensation Committee determined in good faith that the implied price per share paid with respect to the Class A Shares, which was the average closing trading price of the Class A Shares during the five (5) trading days preceding the closing date, equaled or exceeded 175% of the average closing trading price of the Class A Shares during the twenty (20) days preceding the 2020 Cash LTIP Awards’ grant date, the performance multiplier was two (2) and Mr. Penn and Mr. Lanuto were paid $2,310,000 and $396,000, respectively.
2020 Amendment of Performance Conditions.   In October 2020 the Human Resources and Compensation Committee engaged Mercer, a compensation consulting firm, to provide objective analysis, advice and information, including comparative market data, related to potential amendments to the 2020 financial performance targets contained in certain outstanding equity incentive awards, in light of the substantial impact of the global pandemic on the Company’s revenue. Mercer participated in discussions at the Human Resources and Compensation Committee’s request both with and without management present. The Human Resources and Compensation Committee sought to ensure that its incentive plans properly align management incentive compensation targets with the performance targets most relevant to stockholders and determined that, under the circumstances, an adjustment to the minimum 2020 EBITDA targets under the restricted stock awards granted in 2019 was appropriate.
Specifically, on October 28, 2020, the Human Resources and Compensation Committee approved modifications of the 2020 Stock LTIP Awards to reduce the 2020 EBITDA threshold from $180 million to $175 million. The 2020 EBITDA target to achieve full vesting eligibility was unchanged at $200 million. The reduction in the EBITDA threshold resulted in an adjusted vesting proration scale for all awards such that, at the time of modification, the expected vesting of the 2020 Stock LTIP Awards increased from 81.5% to 92.5%.

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	All Other Compensation ($)(4)	Total ($)
Mark Penn, Chief Executive Officer and Chairman	2022	1,060,000	—	5,388,179	—	296,559	6,744,738
	2021	833,333	2,310,000	3,572,040	3,455,000	1,862,648	12,033,021
	2020	750,000	825,000	134,673	—	86,008	1,795,681
Jay Leveton, President	2022	725,000	—	1,379,188	—	16,359	2,120,547
	2021	275,437	325,000	745,620	—	7,027	1,353,084
Frank Lanuto, Chief Financial Officer	2022	625,000	—	1,216,967		31,723	1,873,690
	2021	508,333	1,242,250	797,640	—	263,091	2,811,314
	2020	450,000	495,000	23,087	—	42,857	1,010,944
Ryan Greene, Chief Operating Officer	2022	575,000	—	436,783	—	7,091	1,018,874
Vincenzo DiMaggio, Chief Accounting Officer	2022	450,000	—	257,085	—	25,840	732,925

(1)
For 2022, the Human Resources and Compensation Committee determined not to award annual discretionary cash bonuses to our NEOs and instead awarded restricted stock. Similarly, for 2021, the Human Resources and Compensation Committee determined not to award annual discretionary cash bonuses to Mr. Penn and Mr. Leveton, and to award a partial annual discretionary cash bonus to Mr. Lanuto, and instead awarded restricted stock. See “Compensation Discussion and Analysis — Annual Incentive Awards.”

For Mr. Penn, the amount shown in the column for 2021 reflects a $2,310,000 discretionary long-term incentive cash bonus award that was accelerated in connection with the Business Combination.
For Mr. Leveton, the amount shown in the column for 2021 reflects a signing bonus of $325,000 paid upon the commencement of Mr. Leveton’s employment with the Company.
For Mr. Lanuto, the amount shown in the column for 2021 reflects (a) a $400,000 bonus paid in connection with the closing of the Business Combination, (b) a $396,000 discretionary long-term incentive cash bonus award that was accelerated in connection with the Business Combination and (c) a discretionary cash bonus of $446,250 granted by the Human Resources and Compensation Committee.
For Messrs. Penn and Lanuto, amounts shown in the column for 2020 reflect discretionary cash bonuses granted by the Human Resources and Compensation Committee.
(2)
For each of the NEOs, amounts shown in the column for 2022 reflect the grant date fair value of restricted stock awards granted instead of discretionary cash bonuses (see “Annual Incentive Awards”) and the grant date fair value, assuming target (which is equal to maximum) performance, of the restricted stock awards we granted to our NEOs as determined in accordance with FASB Topic 718. See “Compensation Discussion and Analysis — 2022 Stock LTIP.”

For Messrs. Penn, Leveton and Lanuto, amounts shown in the column for 2021 reflect the grant date fair value, assuming target (which is equal to maximum) performance, of the restricted stock awards we granted to our NEOs as determined in accordance with FASB Topic 718. See “Compensation Discussion and Analysis — 2021 Stock LTIP.”
For Messrs. Penn and Lanuto, amounts shown in the column for 2020 include the incremental fair value of restricted stock awards granted in 2019 that were modified by the Human Resources and Compensation Committee on October 28, 2020 (computed as the fair value of the modified award at the date of modification minus the fair value of the original award at the date of modification). See “Compensation Discussion and Analysis — 2020 Amendment of Performance Conditions.”
For a discussion of the assumptions relating to these valuations, please see “Note 2 — Significant Accounting Policies” set forth in our annual report on Form 10-K for the year ended December 31, 2022.

(3)
For Mr. Penn, the amount shown in the column for 2021 reflects the grant date fair value of 1,500,000 stock appreciation rights (“SARs”) granted on December 14, 2021 as determined in accordance with FASB Topic 718.

For a discussion of the assumptions relating to these valuations, please see “Footnote 2 — Significant Accounting Policies” set forth in our annual report on Form 10-K for the year ended December 31, 2022.
(4)
The components of “all other compensation” for 2022 are set forth in the table below.

Name	Perquisite Allowance ($)(a)	Health Benefits ($)(b)	Long-term Disability Insurance Premiums ($)	Airfare ($)(c)	Total ($)
Mark Penn	—	26,721	513	269,325	296,559
Jay Leveton	—	16,134	225	—	16,359
Frank Lanuto	12,500	18,710	513	—	31,723
Ryan Greene	—	6,866	225	—	7,091
Vincenzo DiMaggio	—	25,327	513	—	25,840

(a)
The amounts in the “Perquisite Allowance” column reflect a perquisite allowance paid to Mr. Lanuto. Mr. Lanuto’s perquisite allowance can be used for the following perquisites: automobile expenses and professional dues.

(b)
The “Health Benefits” provided by the Company are payment of health insurance premiums for the employee and, as applicable, family members eligible for coverage.

(c)
The amount in the “Airfare” column reflects $269,325 reimbursed to Mr. Penn in 2022 for private air travel on Company business.

GRANT OF PLAN-BASED AWARDS DURING 2022
The following table provides information with regard to each restricted stock award granted to each named executive officer under our equity incentive plans during 2022.
Name	Estimated Possible Payouts Under Equity Incentive Plan Awards(1)				All Other Stock Awards: Number of Shares of Stock or Units(2)	Grant Date Fair Value of Stock and Option Awards ($)(3)
	Grant Date	Threshold (#)	Target (#)(1)	Maximum (#)
Mark Penn	2/28/22				161,765	1,231,032
	8/15/22	444,773	593,031			4,157,147
Jay Leveton	2/28/22				47,794	363,712
	8/15/22	108,645	144,861			1,015,476
Frank Lanuto	2/28/22				21,875	166,469
	8/15/22	112,392	149,857			1,050,498
Ryan Greene	2/28/22				6,596	50,196
	8/15/22	41,361	55,148			386,587
Vincenzo DiMaggio	2/28/22				8,272	62,950
	8/15/22	20,770	27,694			194,135

(1)
The amounts in the “Target” column represent the number of restricted shares that will be earned by each NEO under the 2022 Stock LTIP if the Company achieves the specified cumulative Adjusted EBITDA target over the performance period commencing on January 1, 2022 and ending on December 31, 2024 and subject to the NEO’s continued employment through March 31, 2025. None of the 2022 Stock LTIP restricted shares will be earned if the Company achieves less than 90% of the cumulative Adjusted EBITDA target over the performance period. If the Company achieves exactly 90% of the cumulative Adjusted EBITDA target over the performance period, each NEO will earn the number of restricted shares in the “Threshold” column. If the Company achieves actual cumulative Adjusted EBITDA between 90% and 100% of the cumulative Adjusted EBITDA target, then the applicable NEO will earn from 75% to 100% of the number of restricted shares in the “Target” column based on a straight-line interpolation between the amount in the “Threshold” column and the amount in the “Target” column. If the Company achieves actual cumulative Adjusted EBITDA equal to or greater than 100% of the cumulative Adjusted EBITDA target, then the applicable NEO will earn the number of restricted shares in the “Target” column. See “Compensation Discussion and Analysis — 2022 Stock LTIP.”

(2)
Indicates number of restricted shares granted on this date, which will vest on the first anniversary of the grant date.

(3)
The grant date values are determined in accordance with FASB Topic 718, assuming target (which is equal to maximum) performance for performance-based awards.

Additional information regarding awards of restricted shares made to our NEOs in 2022 is contained in “Compensation Discussion and Analysis — 2022 Stock LTIP” and “Compensation Discussion and Analysis — Annual Incentive Awards.”
OPTION EXERCISES AND STOCK VESTED IN 2022
During 2022, no option awards were exercised by our named executive officers and no stock awards vested for our named executive officers.

OUTSTANDING EQUITY AWARDS AT 2022 FISCAL YEAR-END
	Option Awards				Stock Awards
Name (a)	Number of Securities Underlying Unexercised SARs (#) Exercisable(1)(2) (b)	Number of Securities Underlying Unexercised SARs (#) Unexercisable(2) (c)	SAR Exercise Price ($) (d)	SAR Expiration Date (e)	Number of Shares or Units of Stock that Have Not Vested (#)(3) (f)	Market Value of Shares or Units of Stock that Have Not Vested ($)(4) (g)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)(5) (h)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)(4) (i)
Mark Penn	1,500,000		2.19	3/18/2024
	500,000	1,000,000	8.27	12/14/2026
					710,816	4,414,167	1,005,031	6,241,243
Jay Leveton					47,794	296,801	230,861	1,433,647
Frank Lanuto	225,000		2.91	6/10/2024
	225,000		5.00	6/10/2024
					115,998	720,348	241,857	1,501,932
Ryan Greene					6,596	40,961	96,148	597,079
Vincenzo DiMaggio					39,963	248,170	46,694	289,970

*
Notwithstanding the vesting schedules provided in the footnotes below, as described under “Employment Agreements” and “Potential Payments upon Termination or Change in Control,” the NEOs’ SARs and restricted shares are subject to accelerated vesting in certain circumstances.

(1)
For Messrs. Penn and Lanuto represent SARs that have vested but remain unexercised.

(2)
Mr. Penn received 1,500,000 SARs that are only exercisable in exchange for cash and that were granted on December 14, 2021 with a base price of $8.27. These SARs become vested and exercisable in full in three equal installments on each of the first three (3) anniversaries of the grant date, subject to Mr. Penn’s continued employment with the Company through each vesting date.

(3)
For Mr. Penn, consists of 549,051 restricted shares for which the performance conditions were met in 2021 and that vested in full on January 3, 2023, and 161,765 restricted shares that vested in full on February 28, 2023.

For Mr. Leveton, consists of 47,794 restricted shares that vested in full on February 28, 2023.
For Mr. Lanuto, consists of 94,123 restricted shares for which the performance conditions were met in 2021 and that vested in full on January 3, 2023, and 21,875 restricted shares that vested in full on February 28, 2023.
For Mr. Greene, consists of 6,596 restricted shares that vested in full on February 28, 2023.
For Mr. DiMaggio, consists of 31,691 restricted shares for which the performance conditions were met in 2021 and that vested in full on January 3, 2023, and 8,272 restricted shares that vested in full on February 28, 2023.
(4)
The amounts shown in these columns are based on the closing price of the Company’s common stock on December 31, 2022.

(5)
For Mr. Penn, consists of a target of 412,000 restricted shares that will vest on March 31, 2024 and a target of 593,031 restricted shares that will vest on March 31, 2025, in each case subject to achievement of performance conditions and continued employment.

For Mr. Leveton, consists of a target of 86,000 restricted shares that will vest on March 31, 2024 and a target of 144,861 restricted shares that will vest on March 31, 2025, in each case subject to achievement of performance conditions and continued employment.
For Mr. Lanuto, consists of a target 92,000 restricted shares that will vest on March 31, 2024 and a target of 149,857 restricted shares that will vest on March 31, 2025, in each case subject to achievement of performance conditions and continued employment.
For Mr. Greene, consists of a target of 41,000 restricted shares that will vest on March 31, 2024 and a target of 55,148 restricted shares that will vest on March 31, 2025, in each case subject to achievement of performance conditions and continued employment.
For Mr. DiMaggio, consists of a target of 19,000 restricted shares that will vest on March 31, 2024 and a target of 27,694 restricted shares that will vest on March 31, 2025, in each case subject to achievement of performance conditions and continued employment.
CEO PAY RATIO
The fiscal 2022 total compensation of our median employee was $92,261, based on compensation of all employees who were employed as of December 31, 2022, “the determination date”, other than our CEO Mark Penn. As disclosed in the Summary Compensation Table, Mr. Penn’s total 2022 annual compensation was $6,744,738. Therefore, the ratio of these amounts (our “pay ratio”) in fiscal year 2022 was approximately 1-to-73.
We believe this ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records, using the methodology described below:
•
We selected December 31, 2022 as the effective date for identifying our median employee in accordance with applicable SEC rules.

•
Base compensation is our consistently applied compensation measure used to identify the median employee.

•
We extracted the compensation data above for each employee active as of December 31, 2022 classified as full-time, part-time or intern for the 12-month period beginning January 1, 2022 and ending December 31, 2022.

•
We annualized compensation of all newly hired employees based on the compensation they earned from their hire date through December 31, 2022.

•
We converted earnings of our non-U.S. employees to U.S. dollars using the average currency exchange rates in effect during the period.

•
We did not make any cost-of-living adjustments.

•
We used the Summary Compensation Table total compensation for Mr. Penn, and we computed the median employee’s pay based on the same criteria used for determining Mr. Penn’s total compensation in the Summary Compensation Table.

The SEC’s rules for identifying the median employee and calculating the pay ratio allow companies to adopt a variety of methodologies. Therefore, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as each company’s pay ratio is based on its unique employee population, compensation practices and calculation methodology.
PAY VERSUS PERFORMANCE
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and certain financial performance of the Company. For further information concerning the Company’s pay-for-performance philosophy and how the Company aligns executive compensation with the Company’s performance, refer to the Executive Compensation — Compensation Discussion and Analysis section of this Proxy Statement.
Year	Summary Compensation Table Total for PEO ($)(1)	Compensation Actually Paid to PEO ($)(2)	Average Summary Compensation Table Total for Non-PEO NEOs $(3)	Average Compensation Actually Paid to Non-PEO NEOs ($)(4)	Value of Initial Fixed $100 Investment Based On:		Net Income (thousands) ($)(7)	Adjusted EBITDA (thousands) ($)(8)
					Total Shareholder Return ($)(5)	Peer Group Total Shareholder Return ($)(6)
2022	6,744,738	2,879,657	1,436,509	1,107,663	223.38	87.57	65,842	451,118
2021	12,033,021	17,568,768	3,522,493	4,033,069	311.87	144.32	35,920	253,652
2020	1,795,681	1,509,786	1,311,866	1,232,962	90.29	127.97	(207,197)	177,332

(1)
Represents the amount of total compensation reported for Mr. Penn (our Chief Executive Officer and Chairman) for each corresponding year in the “Total” column of the Summary Compensation Table. Refer to “Executive Compensation — Summary Compensation Table.”

(2)
Represents the amount of “compensation actually paid” to Mr. Penn for each corresponding year, as computed in accordance with Item 402(v) of Regulation S-K. The amounts do not reflect the actual amount of compensation earned by or paid to Mr. Penn during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to Mr. Penn’s total compensation for each year to determine the “compensation actually paid”:

Year	Reported Summary Compensation Table Total for Current PEO ($)(a)	Reported Summary Compensation Table Value of Current PEO Equity Awards ($)(b)	Adjusted Value of Current PEO Equity Awards ($)(c)	Compensation Actually Paid to Current PEO ($)
2022	6,744,738	5,388,179	1,523,098	2,879,657
2021	12,033,021	7,027,040	12,562,787	17,568,768
2020	1,795,681	134,673	(151,222)	1,509,786

The formula for the above table is as follows: (a) – (b) + (c) = (d)
(a)
Represents the amount of total compensation reported for Mr. Penn for each corresponding year in the “Total” column of the Summary Compensation Table. Refer to “Executive Compensation — Summary Compensation Table” from the Company’s proxy statement for the applicable year.

(b)
Represents the grant date fair value of equity awards granted to Mr. Penn reported in the “Option Awards” and “Stock Awards” columns in the Summary Compensation Table for each year. For 2021, does not include accelerated equity awards on change in control reported in the “All Other Compensation” column. Refer to “Executive Compensation — Summary Compensation Table” from the Company’s proxy statement for the applicable year.

(c)
Represents an adjustment to the amounts in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for the applicable year (a “Subject Year”). For a Subject Year, the adjusted amount replaces the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for Mr. Penn to arrive at “compensation actually paid” to Mr. Penn for that Subject Year. The adjusted amount is determined by adding (or subtracting, as applicable) the following for that Subject Year: (i) the year-end fair value of any equity awards granted in that Subject Year that are outstanding and unvested as of the end of the Subject Year; (ii) the amount of change as of the end of the Subject Year (from the end of the prior fiscal year) in the fair value of any awards granted in prior years that are outstanding and unvested as of the end of the Subject Year;

(iii) for awards that are granted and vest the Subject Year, the fair value as of the vesting date; (iv) for awards granted in prior years that vest in the Subject Year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in the fair value; (v) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the Subject Year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on stock or option awards in the Subject Year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the Subject Year. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. The amounts added or subtracted to determine the adjusted amount are as follows:
Year	Year End Fair Value of Equity Awards Granted to Current PEO in the Year ($)	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards at FYE Granted to Current PEO in Prior Years ($)	Fair Value as of Vesting Date of Equity Awards Granted to Current PEO in the Year and Vested in the Year ($)	Change in Fair Value of Equity Awards Granted to Current PEO in Prior Years that Vested in the Year ($)	Fair Value at the End of the Prior Year of Equity Awards of Current PEO that Failed to Meet Vesting Conditions in the Year ($)	Total Adjusted Value of Equity Awards of Current PEO ($)
2022	4,687,283	(2,924,185)	—	(240,000)	—	1,523,098
2021	7,437,040	3,382,154	—	1,815,000	(71,407)	12,562,787
2020	359,703	(310,925)	—	(200,000)	—	(151,222)

(3)
Represents the average of the amounts reported for the Company’s named executive officers as a group (excluding Mr. Penn for each year) in the “Total” column of the Summary Compensation Table in each applicable year. Refer to “Executive Compensation — Summary Compensation Table.” The names of each of the named executive officers (excluding Mr. Penn for each year) included for purposes of calculating the average amounts in each applicable year are as follows: (i) for 2022, Jay Leveton (our President), Frank Lanuto (our Chief Financial Officer), Ryan Greene (our Chief Operating Officer) and Vincenzo DiMaggio (our Chief Accounting Officer; (ii) for 2021, Jay Leveton (our President), Frank Lanuto (our Chief Financial Officer) and David Ross (our former General Counsel & EVP Strategy and Corporate Development); and for (iii) for 2020, Frank Lanuto (our Chief Financial Officer) and David Ross (our former General Counsel & EVP Strategy and Corporate Development).

(4)
Represents the average amount of “compensation actually paid” to the named executive officers as a group (excluding Mr. Penn for each year), as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the named executive officers as a group (excluding Mr. Penn for each year) during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to the named executive officers as a group (excluding Mr. Penn for each year) total compensation for each year to determine the “compensation actually paid”:

Year	Average Reported Summary Compensation Table Total for Non-PEO NEOs ($)(a)	Average Reported Summary Compensation Table Value of Non-PEO NEO Equity Awards ($)(b)	Average Non-PEO NEO Adjusted Value of Equity Awards ($)(c)	Average Compensation Actually Paid to Non-PEO NEOs ($)
2022	1,436,509	822,506	493,660	1,107,663
2021	3,522,493	514,420	1,024,996	4,033,069
2020	1,311,866	111,388	32,484	1,232,962

The formula for the above table is as follows: (a) – (b) + (c) = (d)

(a)
Represents the average of the amounts reported for the Company’s named executive officers as a group (excluding Mr. Penn for each year) for the corresponding year in the “Total” column of the Summary Compensation Table. Refer to “Executive Compensation — Summary Compensation Table” from the Company’s proxy statement for the applicable year.

(b)
Represents the average of the total amounts reported for the Company’s named executive officers as a group (excluding Mr. Penn for each year) in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table in each applicable year. For 2021, does not include accelerated equity awards on change in control and accelerated equity awards on termination of employment reported in the “All Other Compensation” column. Refer to “Executive Compensation — Summary Compensation Table” for the Company’s proxy for the applicable year.

(c)
Represents an adjustment to the average of the amounts reported for the named executive officers as a group (excluding Mr. Penn for each year) in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table in each applicable year determined using the same methodology described above in Note 2(c). For each year, the adjusted amount replaces the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for each named executive officer (excluding Mr. Penn) to arrive at “compensation actually paid” to each named executive officer (excluding Mr. Penn) for that year, which is then averaged to determine the average “compensation actually paid” to the named executive officers (excluding Mr. Penn) for that year. The amounts added or subtracted to determine the adjusted average amount are as follows:

Year	Average Year End Fair Value of Equity Awards Granted to the Non-PEO Named Executive Officers in the Year ($)	Average Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards at FYE Granted to the Non-PEO Named Executive Officers in Prior Years ($)	Average Fair Value as of Vesting Date of Equity Awards Granted to the Non-PEO Named Executive Officers in the Year and Vested in the Year ($)	Average Change in Fair Value of Equity Awards Granted to the Non-PEO Named Executive Officers in Prior Years that Vested in the Year ($)	Average Fair Value at the End of the Prior Year of Equity Awards to the Non-PEO Named Executive Officers that Failed to Meet Vesting Conditions in the Year ($)	Adjusted Average Value of Equity Awards to the Non-PEO Named Executive Officers ($)
2022	717,406	(223,746)	—	—	—	493,660
2021	514,420	193,266	—	366,285	(48,975)	1,024,996
2020	169,693	(52,677)	—	(60,207)	(24,325)	32,484

(5)
Represents cumulative Company total shareholder return (TSR). TSR is calculated by dividing (a) the sum of (i) the cumulative amount of dividends for each measurement period (2020, 2020-2021 and 2020-2022), assuming dividend reinvestment, and (ii) the difference between the Company’s share price at the end and the beginning of the measurement period by (b) the Company’s share price at the beginning of the measurement period.

(6)
Represents cumulative peer group TSR, weighted according to the respective companies’ stock market capitalization at the beginning of each period for which a return is indicated, and otherwise computed in accordance with Note 5. The peer group used for this purpose is the following published industry index: Vanguard Communications Services Index.

(7)
Represents the amount of net income reflected in the Company’s audited financial statements for the applicable year.

(8)
Represents Adjusted EBITDA for the applicable year.

Financial Performance Measures
As described in greater detail in the Compensation Discussion and Analysis section of this Proxy Statement, the Company’s executive compensation program reflects a pay-for-performance philosophy. The metrics that the Company uses for both our long-term and short-term incentive awards are selected based on an objective of incentivizing our NEOs to increase the value of our enterprise for our shareholders. The most important financial performance measures used by the Company to link executive compensation actually paid to the Company’s NEOs, for the most recently completed fiscal year, to the Company’s performance are as follows:
•
Adjusted EBITDA

•
Revenue growth

•
Net debt

Analysis of the Information Presented in the Pay versus Performance Table
As described in greater detail in the Compensation Discussion and Analysis section of this Proxy Statement, the Company’s executive compensation program reflects a pay-for-performance philosophy. [The Human Resources and Compensation Committee remains committed to its compensation strategy of appropriately linking compensation levels with shareholder value creation by:
•
Aligning pay with financial performance as a meaningful component of total compensation;

•
Providing total compensation capable of attracting, motivating and retaining executives of outstanding talent;

•
Focusing our executives on achieving key objectives critical to implementing the Company’s business strategy and achieving financial performance goals; and

•
Safeguarding the Company’s business interests, including protection from adverse activities by executives.]

Compensation Actually Paid and Cumulative TSR
The graph below reflects the relationship between the PEO and average Non-PEO NEOs compensation actually paid and the Company’s cumulative TSR (assuming an initial fixed investment of $100) for the fiscal years ended December 31, 2020, 2021, and 2022.

Cumulative TSR of the Company and Cumulative TSR of the Peer Group
The graph below reflects the relationship between the Company’s cumulative TSR and the Peer Group’s cumulative TSR (assuming an initial fixed investment of $100 and that all dividends, if any, were reinvested) for the fiscal years ended December 31, 2020, 2021, and 2022.
Compensation Actually Paid and Net Income
The graph below reflects the relationship between the PEO and average Non-PEO NEOs compensation actually paid and the Company’s net income for the fiscal years ended December 31, 2020, 2021, and 2022.

Compensation Actually Paid and Adjusted EBITDA
The graph below reflects the relationship between the PEO and average Non-PEO NEOs compensation actually paid and the Company’s Adjusted EBITDA for the fiscal years ended December 31, 2020, 2021, and 2022.
Employment Agreements
The Company has entered into employment agreements with each NEO as described below.
Mark Penn Employment Agreement
The Company entered into an employment agreement with Mr. Penn, dated March 14, 2019 (the “Original Employment Agreement”), pursuant to which Mr. Penn was eligible to receive an annualized base salary of $750,000 and an annual discretionary cash bonus in an amount equal to up to 100% of his then-current base salary. On September 8, 2021, the Company and Mr. Penn entered into an amendment to the Original Employment Agreement pursuant to which Mr. Penn was eligible to receive an annualized base salary of $1,000,000 and an annual discretionary cash bonus in an amount equal to up to 110% of his then-current base salary. On December 14, 2021, the Company and Mr. Penn entered into an Amended and Restated Employment Agreement (the “Amended Employment Agreement”) pursuant to which Mr. Penn’s annualized base salary increased to $1,060,000 effective January 1, 2022 and increased to $1,260,000 effective January 1, 2023. In connection with the entry into the Amended Employment Agreement, on December 14, 2021, the Company granted Mr. Penn 1,500,000 SARs in respect of the Class A Shares. The SARs are settleable only in cash, have a base price of $8.27 per share and vest in three equal installments on each of the first three anniversaries of the date of grant. On March 11, 2022, the Company and Mr. Penn entered into a Second Amended and Restated Employment Agreement (the “Second Amended Employment Agreement”). Pursuant to the Second Amended and Restated Employment Agreement, Mr. Penn’s annualized base salary and annual discretionary bonus did not change. Mr. Penn is eligible for potential future grants under the Company’s long-term incentive plans with an annual target equal to 350% of his then-current base salary. Mr. Penn is also eligible to receive reimbursement for private air travel in connection with the business of the Company up to an annual amount as determined by the Human Resources and Compensation Committee. He is also entitled to participate in the retirement plans and benefits in accordance with the plans or practices of the Company made available to the senior executives of the Company. Under the Second Amended and Restated Employment Agreement, Mr. Penn is subject to restrictive covenants during employment and for one (1) year thereafter, including covenants not to solicit clients of the Company, hire or solicit employees or exclusive consultants of the Company, and render services for any client of the type rendered by the Company, subject to specified exceptions.
Pursuant to the Second Amended Employment Agreement, if the Company terminates Mr. Penn’s employment without “Cause,” or Mr. Penn terminates his employment for “Good Reason” (each term as defined in The Second Amended Employment Agreement), then the Company is required to pay Mr. Penn the following severance benefits: (i) his annual bonus for the year prior to his termination, when otherwise payable, but only to the extent it was earned and approved by the Human Resources and Compensation Committee but not already paid; (ii) a pro-rata annual bonus for the year of termination, payable at the time such annual bonus is otherwise payable; (iii) a lump sum severance payment within 60 days of the date of termination equal to the product of 1.5 times the sum of (a) his then-current base salary and (b) the amount of his annual discretionary bonus paid in respect of the year immediately prior to the date of termination; and (iv) 12 months of reimbursement for COBRA premiums.
Pursuant to the Second Amended Employment Agreement, upon a “Change in Control” (as defined in the Second Amended Employment Agreement) of the Company, all of Mr. Penn’s then-unvested equity awards will accelerate and vest in full.
Jay Leveton Employment Agreement
The Company entered into an employment agreement with Mr. Leveton, dated September 12, 2021, pursuant to which Mr. Leveton is eligible to receive an annualized base salary of $725,000 and an annual discretionary bonus in an amount equal to up to 80% of his base salary. Effective April 1, 2023, the Human Resources and Compensation Committee approved an increase in Mr. Leveton’s annualized base salary to $800,000. Under the employment agreement, Mr. Leveton was paid a signing bonus of $325,000. Mr. Leveton is eligible for potential future grants under the Company’s long-term incentive plans. Mr. Leveton is also entitled to participate in the retirement plans and benefits in accordance with the plans or practices of the Company made available to the senior executives of the Company. Under his employment agreement, Mr. Leveton is subject to restrictive covenants during employment and for a period of two (2) years thereafter, including covenants not to solicit clients of the Company, hire or solicit employees or exclusive consultants of the Company, and render services for any client of the type rendered by the Company, subject to specified exceptions.
Pursuant to his employment agreement, if the Company terminates Mr. Leveton’s employment without “Cause” (as defined in Mr. Leveton’s employment agreement), then the Company is required to pay Mr. Leveton severance benefits in the form of salary continuation of his then-current base salary for six (6) months.
Frank Lanuto Employment Agreement
The Company entered into an employment agreement with Mr. Lanuto, dated May 6, 2019, pursuant to which Mr. Lanuto was eligible to receive an annualized base salary of $450,000 and an annual discretionary bonus in an amount equal to up to 100% of his base salary. On September 8, 2021, the Company and Mr. Lanuto entered into an amendment to the employment agreement pursuant to which Mr. Lanuto is eligible to receive an annualized base salary of $625,000 and an annual discretionary cash bonus in an amount equal to up to 90% of his then-current base salary. Mr. Lanuto is eligible for potential future grants under the Company’s long-term incentive plans. Mr. Lanuto is also eligible to receive an annual $25,000 perquisite allowance to cover automobile expenses, professional dues and other perquisites. He is also entitled to participate in the retirement plans and benefits in accordance with the plans or practices of the Company made available to the senior executives of the Company. Under his employment agreement, Mr. Lanuto is subject to restrictive covenants during employment and for a period of two (2) years thereafter, including covenants not to solicit clients of the Company, hire or solicit employees or exclusive consultants of the Company, and render services for any client of the type rendered by the Company, subject to specified exceptions.
Pursuant to his employment agreement, if the Company terminates Mr. Lanuto’s employment without “Cause,” or Mr. Lanuto terminates his employment for “Good Reason” (each term as defined in his employment agreement), then the Company is required to pay Mr. Lanuto (i) his annual bonus for the year prior to his termination, when otherwise payable, but only to the extent it was earned and approved by the Human Resources and Compensation Committee but not already paid; and (ii) a lump sum severance payment within 60 days of the date of termination equal to six (6) months’ base salary, which is increased to nine

(9) months base salary if Mr. Lanuto’s termination occurs within one (1) year of a “Change in Control” (as defined in Mr. Lanuto’s employment agreement) of the Company (which occurred upon the Business Combination).
Ryan Greene Employment Agreement
The Company entered into an employment agreement with Mr. Greene, dated September 12, 2021, pursuant to which Mr. Greene is eligible to receive an annualized base salary of $575,000 and an annual discretionary bonus in an amount equal to up to 75% of his base salary. Under the employment agreement, Mr. Greene was paid a signing bonus of $300,000. Mr. Greene is eligible for potential future grants under the Company’s long-term incentive plans. Mr. Greene is also entitled to participate in the retirement plans and benefits in accordance with the plans or practices of the Company made available to the senior executives of the Company. Under his employment agreement, Mr. Greene is subject to restrictive covenants during employment and for a period of two (2) years thereafter, including covenants not to solicit clients of the Company, hire or solicit employees or exclusive consultants of the Company, and render services for any client of the type rendered by the Company, subject to specified exceptions.
Pursuant to his employment agreement, if the Company terminates Mr. Greene’s employment without “Cause” (as defined in Mr. Greene’s employment agreement), then the Company is required to pay Mr. Greene severance benefits in the form of salary continuation of his then-current base salary for six (6) months.
Vincenzo DiMaggio Employment Agreement
The Company entered into an employment agreement with Mr. DiMaggio, dated May 8, 2018, pursuant to which Mr. DiMaggio is eligible to receive an annualized base salary of $450,000 and an annual discretionary bonus in an amount equal to up to 50% of his base salary. Mr. DiMaggio is eligible for potential future grants under the Company’s long-term incentive plans. Mr. DiMaggio is also entitled to participate in the retirement plans and benefits in accordance with the plans or practices of the Company made available to the senior executives of the Company. Under his employment agreement, Mr. DiMaggio is subject to restrictive covenants during employment and for a period of 18 months thereafter, including covenants not to solicit clients of the Company, hire or solicit employees or exclusive consultants of the Company, and render services for any client of the type rendered by the Company, subject to specified exceptions.
Pursuant to his employment agreement, if the Company terminates Mr. DiMaggio’s employment without “Cause” or Mr. DiMaggio terminates his employment for “Good Reason” (each as defined in Mr. DiMaggio’s employment agreement), then the Company is required to pay Mr. DiMaggio severance benefits in the form of (i) salary continuation of his then-current base salary for nine (9) months and (ii) six (6) months of reimbursement for COBRA premiums.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
We have entered into an employment agreement with each of our NEOs. Under these agreements, we are required to pay severance benefits in connection with specified terminations of employment, including specified terminations in connection with a change in control of the Company. See “Executive Compensation — Employment Agreements.”
In addition, our grants agreements for awards of restricted shares provide for the accelerated vesting of awards in connection with specified terminations of employment, death or disability.
Annual Incentive Awards.   On February 28, 2022, our Human Resources and Compensation Committee awarded shares of restricted stock to our NEOs (the “2022 Annual Incentive Awards”). The grant agreements for the 2022 Annual Incentive Awards provide that the restricted shares will vest in full on a termination by the Company of the NEO’s employment without “Cause,” as defined in the applicable grant agreement, or by the NEO for “Good Reason,” if included in the applicable NEO’s employment agreement. The grant agreements further provide that the restricted shares will vest in full on the NEO’s death or disability.
LTIP Awards.   The grant agreements for the 2022 Stock LTIP Awards, the 2021 Stock LTIP Awards and the 2020 Stock LTIP Awards (collectively, the “LTIP Awards”) provide that, in the event of (i) termination of the NEO’s employment without “Cause,” as defined in the applicable grant agreement, or by the NEO for “Good Reason,” if included in the applicable NEO’s employment agreement, in each case within one year following a “Change in Control” (as defined in the Company’s 2016 Stock Incentive Plan), or (ii) the death or disability of the NEO, 100% of the target number of restricted shares will vest. In the event that the NEO’s employment is terminated without “Cause” (other than in connection with a “Change in Control”) or the NEO resigns for “Good Reason,” a prorated number of restricted shares will vest, in an amount equal to the product of (x) the number of restricted shares, if any, that would otherwise vest in accordance with the applicable performance conditions and (y) a fraction, the numerator of which will be the number of full months of service completed by the executive officer during the applicable service period as provided in the grant agreement, and the denominator of which will be the length in months of the applicable service agreement.
The following tables show the benefits each of our NEOs would have received if the NEO’s employment had been terminated as of December 31, 2022, by us without “Cause,” or by the NEO for “Good Reason” (each as defined in the applicable employment agreement or grant agreement), both within one year following a “Change in Control” (a “Change in Control Period”) and outside a Change in Control Period, as well as the benefits each of our NEOs would have received if the NEO’s employment had terminated upon death or disability.
Termination of Employment Not Within Change in Control Period
Name	Cash Severance ($)	Healthcare Benefits ($)	Value of Additional Vested Equity Awards ($)(1)	Total ($)
Mark Penn	4,406,000	26,721	6,268,852	10,701,573
Jay Leveton	362,500	—	704,394	1,066,894
Frank Lanuto	312,500	—	1,151,415	1,463,915
Ryan Greene	287,500	—	221,772	509,272
Vincenzo DiMaggio	337,500	11,664	334,036	683,200

(1)
Value is based on the closing price of the Company’s Class A common stock on December 31, 2022. For each NEO, includes all restricted shares included in the Annual Incentive Awards and a prorated number of shares included in the LTIP Awards as described above. For Mr. Penn, does not include 1,000,000 unvested SARs that vest on termination of employment by us without “Cause,” or by Mr. Penn for “Good Reason,” because the $8.27 base price of the SARs exceeded the closing price of the Company’s Class A common stock on December 31, 2022.

Termination of Employment Within Change in Control Period
Name	Cash Severance ($)	Healthcare Benefits ($)	Value of Additional Vested Equity Awards ($)(1)	Total ($)
Mark Penn(2)	4,406,000	26,721	10,655,410	15,088,131
Jay Leveton	362,500	—	1,730,448	2,092,948
Frank Lanuto	468,750	—	2,222,280	2,691,030
Ryan Greene	287,500	—	638,040	925,540
Vincenzo DiMaggio	337,500	11,664	538,140	887,304

(1)
Value is based on the closing price of the Company’s Class A common stock on December 31, 2022. For each NEO, includes restricted shares included in the Annual Incentive Awards and the 100% of the target number of shares included in each of the LTIP Awards. For Mr. Penn, does not include 1,000,000 unvested SARs that vest on a Change in Control because the $8.27 base price of the SARs exceeded the closing price of the Company’s Class A common stock on December 31, 2022.

(2)
For Mr. Penn, all outstanding equity awards vest on a Change in Control without respect to termination of employment.

Death or Disability
Name	Value of Additional Vested Equity Awards ($)(1)
Mark Penn	10,655,410
Jay Leveton	1,730,448
Frank Lanuto	2,222,280
Ryan Greene	638,040
Vincenzo DiMaggio	538,140

(1)
Value is based on the closing price of the Company’s Class A common stock on December 31, 2022. For each NEO, includes restricted shares included in the Annual Incentive Awards and the 100% of the target number of shares included in each of the LTIP Awards. For Mr. Penn, does not include 1,000,000 unvested SARs that vest on death or disability because the $8.27 base price of the SARs exceeded the closing price of the Company’s Class A common stock on December 31, 2022.

OTHER COMPENSATION-RELATED POLICIES
Indemnification Agreements
We have entered into indemnity agreements with our directors and executive officers which provide, among other things, that we will indemnify such director or executive officer, under the circumstances and to the extent provided therein, for liabilities of any kind that he or she may be required to pay in actions or proceedings which he or she is or may be made a party by reason of his or her position as a director, executive officer or other agent of the Company, to the fullest extent permitted by law.
Prohibition of Pledging or Hedging of the Company’s Stock
The Board has adopted policies to prohibit any pledge or hedging of the Company’s stock by officers and directors of the Company. Currently, no stock is pledged or hedged by any of the Company’s directors or officers.
Business Protection Terms
The Company’s NEOs are subject to significant contractual restrictions intended to prevent actions that potentially could harm our business, particularly after termination of employment. These business protections include obligations not to solicit clients or employees, not to disparage us, not to reveal confidential information, and to cooperate with us in litigation. Business protection provisions are included in employment agreements and in connection with compliance with the Company’s Code of Conduct.
Pension Benefits in 2022
We do not provide our NEOs with any defined benefit or defined contribution pension arrangements.
Non-Qualified Deferred Compensation In 2022
We do not maintain any non-qualified deferred compensation plans for our NEOs.
Indebtedness of Directors, Executive Officers and Senior Officers
There is currently no indebtedness owed to the Company by any of our directors or executive officers, and there was no such indebtedness owed to us since January 1, 2022. The Company’s Corporate Governance Guidelines prohibit the Company from making any personal loans or extensions of credit to directors or executive officers of the Company.
Adjusted EBITDA
As used in this Proxy Statement:
“Adjusted EBITDA” is a non-U.S. GAAP financial measure defined as Net income excluding non-operating income or expense to achieve operating income, plus depreciation and amortization, stock-based compensation, deferred acquisition consideration adjustments, and other items. Other items include restructuring costs, acquisition-related expenses, and non-recurring items. A reconciliation of Adjusted EBITDA to the U.S. GAAP Operating income for the year ended December 31, 2022 is provided in the Company’s Annual Report on Form 10-K filed on March 6, 2023.
Human Resources and Compensation Committee Interlocks and Insider Participation
Desirée Rogers, Bradley J. Gross, and Irwin Simon served on the Human Resources and Compensation Committee of the Board of Directors during 2022. None of the persons who served on the Human Resources and Compensation Committee at the time of such service are, or have been, an employee or officer of the Company or had any relationship requiring disclosure under Item 404 of Regulation S-K. In addition, none of the Company’s executive officers serves, or has served during the last completed fiscal year, as a member of the board of directors or compensation committee of any other entity that has or has had one or more of its executive officers serving as a member of the Company’s Board of Directors.

Report of the Human Resources and Compensation Committee of the Board
The Human Resources and Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis (“CD&A) that is required by Item 402(b) of Regulation S-K with the Company’s management. Based on this review and discussion, the Human Resources and Compensation Committee has recommended to the Board that the CD&A be included in this Proxy Statement and incorporated into our Annual Report on Form 10-K for the fiscal year ended December 31, 2022.
Human Resources and Compensation Committee of the Board
Desirée Rogers
Bradley Gross
Irwin Simon
The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Transactions with Related Persons
Review and Approval of Related Party Transactions
Related Party Transactions Policy
The Board has adopted a written Related Party Transactions Policy to assist it in reviewing, approving and ratifying related party transactions. The Related Party Transactions Policy provides that all related party transactions covered by the policy must be approved in advance by the Audit Committee, except that any ordinary course transaction in which an operating subsidiary of the Company derives revenue from a related party may be approved on an annual basis by the Audit Committee. To facilitate compliance with this policy, directors and executive officers of the Company must notify the Company’s General Counsel and CFO as soon as reasonably practicable about any potential related party transaction. If the Company’s General Counsel and CFO determine that the transaction constitutes a related party transaction, the transaction will be referred to the Audit Committee for its consideration.
In reviewing related party transactions, the Audit Committee will be provided with full details of the proposed related party transaction and will consider all relevant facts and circumstances, including, among others:
The benefits of the transaction to the Company;
The terms of the transaction and whether they are fair (arm’s-length) and in the ordinary course of the Company’s business;
The size and expected term of the transaction; and other facts and circumstances that bear on the materiality of the related party transaction.
Generally, the Related Party Transactions Policy applies to any transaction that would be required by the SEC to be disclosed in which the Company was or is proposed to be, a participant and in which a “Related Party” had, has or will have a direct or indirect material interest. The policy also applies to any amendment or modification to an existing related party transaction, regardless of whether such transaction has previously been approved.
Transactions with Related Persons
Since January 1, 2022, the Company engaged in the following related party transactions, in which the amount involved exceeded $120,000. The related party transactions were reviewed and approved by the Audit Committee in accordance with the Related Party Transactions Policy described above:
CEO and Director Affiliation
Affiliates of the Stagwell Group LLC have a majority ownership interest in the Company. Mark Penn is the CEO and Chairman of the Board of Directors of the Company and is also the manager of the Stagwell Group LLC.
Related Party Transaction
A subsidiary of the Company provides polling services to a non-profit client in which the spouse of Mark Penn is the CEO. Under the arrangement, the Company recognized revenue of approximately $379,000 in 2022.
A subsidiary of the Company provides polling services to a client that is an affiliate of the majority owner of Stagwell Media LP, which is the majority owner of the Company. Under the arrangement, the Company recognized revenue of approximately $2,365,000 in 2022.
A subsidiary of the Company provides creative and media services to Bell Canada. Wade Oosterman, a member of our Board, is Vice Chair of Bell Canada. Under the arrangement, the Company recognized revenue of approximately $1,320,000 in 2022.
A subsidiary of the Company purchases media, on behalf of its client, from Bell Media. Wade Oosterman is the President of Bell Media. The total of such purchases in 2022 was approximately $365,000.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information regarding the beneficial ownership of our shares of Class A Common Stock and Class C Common Stock as of April 19, 2023 by each beneficial owner of more than five percent of each such class of shares known to us, by each of our directors, by each of our named executive officers, and the current directors and executive officers as a group. The address for persons for which an address is not otherwise provided in the footnotes below is c/o Stagwell Inc., One World Trade Center, Floor 65, New York, NY 10007.
	Voting Shares Beneficially Owned(1)
Name	Class A Shares	Class A %	Class C Shares	Class C %	Total Voting Power %(5)
Mark Penn – Direct(2)	3,817,924	2.9%			1.3%
– Indirect(3)	14,197,837	10.9%	160,909,058	100%	60.1%
Charlene Barshefsky(4)	119,264	*			*
Bradley Gross	—	*			*
Wade Oosterman(5)	83,256	*			*
Desirée Rogers(4)	118,226	*			*
Eli Samaha – Direct(4)	46,008	*			*
– Indirect(6)	7,147,662	5.5%			2.5%
Irwin Simon(4)	134,219	*			*
Rodney Slater(4)	46,008	*			*
Brandt Vaughan(4)	99,508	*			*
Jay Leveton(7)	484,285	*			*
Frank Lanuto(8)	1,055,604	*			*
Ryan Greene(9)	216,370	*			*
Vincenzo DiMaggio(10)	176,383	*			*
All directors and officers as a group (14 persons) – Direct(11)	6,513,619	4.9%			2.2%
– Indirect(3)(6)	21,345,499	16.4%	160,909,058	100%	62.5%
The Stagwell Group LLC(3)	14,197,837	10.9%	160,909,058	100%	60.1%
Goldman Sachs(12)	16,980,553	13.0%			5.8%
Hotchkis and Wiley Capital Management LLC(13)	19,083,810	14.6%			6.5%

*
The percentage of shares beneficially owned does not exceed one percent of the outstanding shares.

(1)
Unless otherwise noted, the Company believes that all persons named in the table above have sole voting power and dispositive power with respect to all shares beneficially owned by them. For purposes of computing the percentage of outstanding shares held by each person or group named above, we have included restricted shares in the number of shares outstanding as of April 19, 2023. In addition, for purposes of computing the percentage of outstanding shares held by each person or group named above, any shares which that person or group has the right to acquire within 60 days of April 19, 2023, is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person or group.

(2)
Includes 1,823,970 unvested restricted shares and a maximum of 1,500,000 shares issuable upon exercise of vested stock appreciation rights (“SARs”).

(3)
Mr. Penn, our Chairman and CEO, is also manager of The Stagwell Group LLC, an affiliate of Stagwell Agency Holdings LLC and Stagwell Media LP. The Schedule 13D/A filed with the SEC on March 14, 2023 by Stagwell Agency Holdings LLC, The Stagwell Group LLC, Mark Penn, Stagwell Media LP and

Stagwell Friends and Family LLC, as such information is updated by the Form 4 filed with the SEC on March 22, 2023 by Mark Penn, reports the number of shares as to which The Stagwell Group LLC has shared voting and dispositive power is 14,197,837 shares of Class A Common Stock and 160,909,058 shares of Class C Common Stock. The address of The Stagwell Group LLC is 1808 I Street, NW, Sixth Floor, Washington, DC 20006.
(4)
Includes 21,008 unvested restricted shares.

(5)
Excludes 21,008 restricted stock units.

(6)
Mr. Samaha is the Managing Partner of Madison Avenue Partner, LP, which manages funds that hold 7,147,662 shares of Class A Common Stock.

(7)
Includes 453,426 unvested restricted shares.

(8)
Includes 450,615 unvested restricted shares and the maximum of 450,000 shares issuable upon exercise of vested SARs.

(9)
Includes 212,109 unvested restricted shares.

(10)
Includes 118,459 unvested restricted shares.

(11)
Includes 3,297,785 unvested restricted shares and the maximum of 1,950,000 shares issuable upon exercise of vested SARs.

(12)
The Form 4 filed with the SEC on March 24, 2023 by The Goldman Sachs Group, Inc., Goldman, Sachs & Co. LLC, Broad Street Principal Investments, L.L.C., StoneBridge 2017, L.P., StoneBridge 2017 Offshore, L.P., and Bridge Street Opportunity Advisors, L.L.C. (collectively, the “Goldman Sachs Parties”) reports that the number of shares as to which The Goldman Sachs Group, Inc. and Goldman Sachs & Co. LLC, as such information is updated by the Form 4 filed with the SEC on March 24, 2023 by the Goldman Sachs Parties, is 16,980,553 shares of Class A Common Stock. The address of each of the Goldman Sachs Parties is 200 West Street, New York, NY 10282.

(13)
Reflects (i) sole dispositive power over 17,083,810 shares of Class A Common Stock as of December 31, 2022, as reported in the Schedule 13G filed with the SEC on February 13, 2023 by Hotchkis and Wiley Capital Management, LLC (“Hotchkis and Wiley”), which information may not be current as of April 19, 2023, and (ii) an additional 2,000,000 shares of Class A Common Stock purchased in an underwritten public offering on March 14, 2023. The address of Hotchkis and Wiley is 601 S. Figueroa Street, 39th Fl, Los Angeles, CA 90017.

Changes in Control
To our knowledge, there are no present arrangements or pledges of the Company’s securities that may result in a change in control of the Company.
Delinquent Section 16(a) Reports
Under Section 16(a) of the Exchange Act, each person serving as a director or executive officer during the last fiscal year and any persons holding 10% or more of the common stock are required to report their ownership of common stock and any changes in that ownership to the SEC within a prescribed period of time and to furnish the Company with copies of such reports. To the Company’s knowledge, based solely upon a review of copies of such reports received by the Company which were filed with the SEC for the fiscal year ended December 31, 2021, and upon written representations from such persons that no other reports were required, all reports required to be filed under Section 16(a) have been timely filed with the SEC except for the Forms 4 for Mark Penn filed on August 17, 2022 and December 30, 2022, each with respect to the exchange by Stagwell Media LP and Stagwell Friends and Family LLC of Class C Common Stock for Class A Common Stock and the subsequent distribution of the Class A Common Stock.

PROPOSAL 4
ADVISORY VOTE ON FREQUENCY OF FUTURE VOTES ON EXECUTIVE COMPENSATION
Pursuant to Section 14A of the Exchange Act, we are asking stockholders to vote on whether future advisory votes on executive compensation of the nature reflected in Item 4 above should occur every one year, every two years or every three years.
After careful consideration, the Board of Directors has determined that continuing its current policy to hold an advisory vote on executive compensation every year is the most appropriate policy for the Company at this time, and recommends that stockholders vote for future advisory votes on executive compensation to occur every year. While the Company’s executive compensation programs are designed to promote a long-term connection between pay and performance, the Board of Directors recognizes that executive compensation disclosures are made annually. Holding an annual advisory vote on executive compensation provides the Company with more direct and immediate feedback on our compensation disclosures. We believe that an annual advisory vote on executive compensation is consistent with our practice of seeking input and engaging in dialogue with our stockholders on corporate governance matters (including the Company’s practice of having all directors elected annually and annually providing stockholders the opportunity to ratify the Audit Committee’s selection of independent auditors) and our executive compensation philosophy, policies and practices.
This advisory vote on the frequency of future advisory votes on executive compensation is non-binding on the Board of Directors. Stockholders will be able to specify one of four choices for this proposal on the proxy card: every one year, two years, three years or abstain. Stockholders are not voting to approve or disapprove the Board’s recommendation. Although non-binding, the Board and the Human Resources and Compensation Committee will carefully review the voting results. Notwithstanding the Board’s recommendation and the outcome of the stockholder vote, the Board may in the future decide to conduct advisory votes on a more or less frequent basis and may vary its practice based on factors such as discussions with stockholders and the adoption of material changes to compensation programs.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR EVERY “ONE YEAR” WITH RESPECT TO HOW FREQUENTLY FUTURE ADVISORY VOTES TO APPROVE EXECUTIVE COMPENSATION SHOULD OCCUR

PROPOSAL 5
RATIFICATION OF SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of the Board of Directors has selected PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm for the fiscal year ending December 31, 2023 and the Board has directed that management submit the selection of independent registered public accounting firm for ratification by the stockholders at the 2023 Annual Meeting. Representatives of PwC, which we engaged to serve as the Company’s independent registered public accounting firm effective March 16, 2023, are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Neither our Bylaws nor other governing documents or law require stockholder ratification of the selection of PwC as our independent registered public accounting firm. However, the Board is submitting the selection of PwC to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.
Change in Independent Registered Public Accounting Firm
As previously disclosed in our Current Report on Form 8-K filed March 21, 2023, on March 16, 2023, following the completion of a competitive selection process conducted by our Audit Committee to determine the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023, the Company selected PwC to serve as the Company’s independent registered public accounting firm, effective immediately, and notified Deloitte & Touche LLP (“Deloitte”) of its dismissal as the Company’s independent registered public accounting firm effective as of that date. Representatives of Deloitte are not expected to be present at the Annual Meeting. The competitive selection process conducted by the Audit Committee involved multiple prominent registered public accounting firms, and the Audit Committee’s decision to approve the selection of PwC and dismissal of Deloitte was taken in order to reduce ongoing costs related to the Company’s annual audit.
Deloitte’s reports on the Company’s financial statements for each of the years ended December 31, 2022 and 2021 did not contain any adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles, except that they expressed an adverse opinion on the Company’s internal control over financial reporting because of material weaknesses.
During each of the years ended December 31, 2022 and 2021, and the subsequent interim period through March 16, 2023, there were no “disagreements” (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K) between the Company and Deloitte on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Deloitte, would have caused Deloitte to make reference to the subject matter of the disagreement in its reports on the Company’s financial statements for such years.
There were no “reportable events” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K) during either of the years ended December 31, 2022 and 2021, and the subsequent interim period through March 16, 2023, except that the Company identified material weaknesses in its internal control over financial reporting during each such period. The material weaknesses related to the Company’s failure to effectively select and develop certain information technology general controls related to access and change management controls that led to deficiencies in the design and operation of control activities, including segregation of duties deficiencies as well as deficiencies in the design and operation of account reconciliations. These deficiencies and a lack of sufficient resources contributed to the potential for there to have been material errors in the Company’s financial statements and therefore resulted in the following additional material weaknesses:
1.
Risk Assessment-control deficiencies constituting material weaknesses, either individually or in the aggregate, relating to: (i) identifying, assessing, and communicating appropriate objectives,

(ii) identifying and analyzing risks to achieve these objectives, and (iii) identifying and assessing changes in the business that could impact the system of internal controls;
2.
Control Activities-control deficiencies constituting material weaknesses, either individually or in the aggregate, relating to: (i) addressing relevant risks, (ii) providing evidence of performance, (iii) providing appropriate segregation of duties, or (iv) operation at a level of precision to identify all potentially material errors;

3.
Information and Communication-control deficiencies constituting material weaknesses, either individually or in the aggregate, relating to communicating accurate information internally and externally, including providing information pursuant to objectives, responsibilities, and functions of internal control; and

4.
Monitoring-control deficiencies constituting material weaknesses, either individually or in the aggregate, relating to monitoring activities to ascertain whether the components of internal control are present and functioning.

These material weaknesses were identified and initially reported in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, and subsequently reported in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, and have not been remediated as of the date of this Proxy Statement.
The Audit Committee discussed the reportable events described above with Deloitte, and the Company has authorized Deloitte to respond fully to the inquiries of PwC concerning these reportable events.
The Company had provided Deloitte with a copy of its Current Report on Form 8-K filed March 21, 2023 (wherein it first reported the information discussed under this caption) prior to its filing with the SEC and requested that Deloitte furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements; a copy of Deloitte’s letter is filed as Exhibit 16.1 thereto.
During each of the years ended December 31, 2022 and 2021, and the subsequent interim period through March 16, 2023, neither the Company nor anyone acting on its behalf has consulted with PwC regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that PwC concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue; (ii) any matter that was the subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K; or (iii) any reportable event within the meaning of Item 304(a)(1)(v) of Regulation S-K.
Principal Accountant Fee and Services
The following table sets forth the aggregate fees billed to the Company by Deloitte for the fiscal years ended December 31, 2021 and 2022:
	2021	2022
Audit Fees(1)	$7,430,000	7,578,036
Audit-Related Fees(2)	―	545,000
Tax Fees(3)	$3,077,910	2,034,208
All Other Fees(4)	$3,958	2,063
Total	$10,511,868	10,159,307

(1)
Consists primarily of fees for the audit of annual financial statements and the audit of the effectiveness of internal control over financial reporting, review of quarterly financial statements, review of SEC registration statements and related consents, and services in connection with statutory or regulatory filings.

(2)
Consists primarily of fees for assurance and audit-related services not directly related to the audits.

Audit-Related fees include permissible advisory services related to internal controls over financial reporting and agreed upon procedures related to certain contractual requirements.
(3)
Consists primarily of tax compliance and return preparation, and tax planning and advice. Tax compliance and return preparation services consist of preparing original and amended tax returns and claims for refunds. Tax planning and advice services consist of support during income tax audits or inquiries.

(4)
Consists of fees for licenses to online accounting information and general education accounting guidance.

Pre-Approval Policies and Procedures
The Audit Committee approves all audit and non-audit related services provided by our independent registered public accounting firm before the engagement begins. Pre-approval may be given as part of the Audit Committee’s approval of the scope of the engagement of the independent registered public accounting firm or on an individual, explicit, case-by-case basis before the independent registered public accounting firm is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the pre-approval decision must be reported to the full Audit Committee at its next meeting.
Prior to the Business Combination, all of the services listed in the table above were pre-approved by Stagwell Marketing in accordance with its policies then in effect. Following the Business Combination, all of the services listed in the table above were pre-approved by the Audit Committee.
Vote Required for Approval
The affirmative vote of the holders of a majority of the voting power present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of PwC as the Company’s independent registered public accounting firm. Holders of proxies solicited by this Proxy Statement will vote the proxies received by them as directed on the proxy card or, if no direction is made, then “For” approval of this proposal. Abstentions will be counted toward the tabulation of votes cast on this proposal and will have the same effect as negative votes.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE PROPOSAL TO RATIFY THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

HOUSEHOLDING OF PROXY MATERIALS
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notice of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
This year, a number of brokers with account holders who are stockholders will be “householding” our proxy materials. A single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker. Stockholders who currently receive multiple copies of the proxy statement and annual report at their addresses and would like to request “householding” of their communications should contact their brokers.
NO INCORPORATION BY REFERENCE
In our filings with the SEC, information is sometimes “incorporated by reference.” This means that we are referring you to information that has previously been filed with the SEC and the information should be considered as part of the particular filing. As provided under SEC regulations, the “Report of the Audit Committee of the Board” contained in this Proxy Statement specifically is not incorporated by reference into any other filings with the SEC and is not deemed to be “Soliciting Material.” In addition, this Proxy Statement includes several website addresses or references to additional company reports or policies found on those websites. These website addresses are intended to provide inactive, textual references only. The information on these websites, including the information contained in those reports and policies, is not part of this Proxy Statement and is not incorporated by reference.
ADDITIONAL INFORMATION
A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 is available free of charge at the SEC’s website at www.sec.gov, on our website at https://www.stagwellglobal.com/ investors/or upon written request to us at ir@stagwellglobal.com.
OTHER MATTERS
The Board of Directors knows of no matter to come before the Meeting other than the matters referred to in the accompanying Notice. If any matters which are not now known should properly come before the Meeting, the accompanying proxy will be voted on such matters in accordance with the best judgment of the person voting it.
By Order of the Board of Directors
Edmund D. Graff
Senior Vice President, Deputy General Counsel and Corporate Secretary
New York, NY
May 1, 2023

APPENDIX A
STAGWELL INC.
2023 EMPLOYEE STOCK PURCHASE PLAN
ARTICLE 1
PURPOSE
The Plan’s purpose is to assist employees of the Company and its Designated Companies in acquiring a stock ownership interest in the Company, and to help such employees provide for their future security and to encourage them to remain in the employment of the Company and its Subsidiaries.
The Plan consists of two components: the Section 423 Component and the Non-Section 423 Component. The Section 423 Component is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code and shall be administered, interpreted and construed in a manner consistent with the requirements of Section 423 of the Code. In addition, this Plan authorizes the grant of Options under the Non-Section 423 Component, which need not qualify as Options granted pursuant to an “employee stock purchase plan” under Section 423 of the Code; such Options granted under the Non-Section 423 Component shall be granted pursuant to separate Offerings, which may contain such sub-plans, appendices, rules or procedures as may be adopted by the Administrator and designed to achieve tax, securities laws or other objectives for Eligible Employees and the Designated Companies in locations outside of the United States. Except as otherwise provided herein or determined by the Administrator, the Non-Section 423 Component will operate and be administered in the same manner as the Section 423 Component.
Initially, the Plan is not intended to qualify as an “employee stock purchase plan” under Section 423 of the Code and the Section 423 Component will not be utilized, and any Offering that commences prior to the Section 423 Effective Date (as defined below) shall be deemed to be made under the Non-423 Component. From and after such date as the Administrator, in its discretion, determines that the Plan is able to satisfy the requirements under Section 423 of the Code and that it will operate the Plan in accordance with such requirements (such date, the “Section 423 Effective Date”), Offerings shall be deemed to be under the Section 423 Component unless otherwise designated by the Administrator at or prior to the time of such Offering. Unless the Plan is amended pursuant to Section 7.5 hereof, the operative terms of the Plan as in effect on the Effective Date will remain the same on and after the Section 423 Effective Date.
For purposes of this Plan, the Administrator may designate separate Offerings under the Plan, the terms of which need not be identical, in which Eligible Employees will participate, even if the dates of the applicable Offering Period(s) in each such Offering is identical, provided that the terms of participation are the same within each separate Offering under the Section 423 Component as determined under Section 423 of the Code. Solely by way of example and without limiting the foregoing, the Company could, but shall not be required to, provide for simultaneous Offerings under the Section 423 Component and the Non-Section 423 Component of the Plan.
ARTICLE 2
DEFINITIONS
As used in the Plan, the following words and phrases have the meanings specified below, unless the context clearly indicates otherwise:
2.1.   “Administrator” means the Committee, or such individuals to which authority to administer the Plan has been delegated under Section 7.1 hereof.
2.2.   “Affiliate” means any person or entity that directly or indirectly controls, is controlled by or is under common control with the Company. The term “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”), as applied to any person or entity, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person or entity, whether through the ownership of voting or other securities, by contract or otherwise.
2.3.   “Agent” means the brokerage firm, bank or other financial institution, entity or person(s), if any, engaged, retained, appointed or authorized to act as the agent of the Company or an Employee with regard to the Plan.

2.4.   “Board” means the Board of Directors of the Company.
2.5.   “Code” means the U.S. Internal Revenue Code of 1986, as amended, and all regulations, guidance, compliance programs and other interpretative authority issued thereunder.
2.6.   “Committee” means the Compensation Committee of the Board.
2.7.   “Common Stock” means the Class A Common Stock of the Company, $0.001 par value.
2.8.   “Company” means Stagwell Inc., a Delaware corporation, or any successor.
2.9.   “Compensation” of an Employee means the regular earnings or base salary paid to the Employee by the Company or a Designated Company, as applicable, on each Payday as compensation for services to the Company or the Designated Company, as applicable, before deduction for any salary deferral contributions made by the Employee to any tax-qualified or nonqualified deferred compensation plan, excluding (a) bonuses and commissions, (b) overtime, shift differentials, vacation pay, salaried production schedule premiums, holiday pay, jury duty pay, funeral leave pay, paid time off, military pay, prior week adjustments and weekly bonus, (c) education or tuition reimbursements, (d) imputed income arising under any group insurance or benefit program, (e) travel expenses, (f) business and moving reimbursements, including tax gross ups and taxable mileage allowance, (g) income received in connection with any stock options, restricted stock, restricted stock units or other compensatory equity awards and (h) all contributions made by the Company or any Designated Company for the Employee’s benefit under any employee benefit plan now or hereafter established. Such Compensation shall be calculated before deduction of any income or employment tax withholdings, but shall be withheld from the Employee’s net income. The Administrator, in its discretion, may establish a different definition of Compensation for an Offering, which for the Section 423 Component shall apply on a uniform and nondiscriminatory basis. Further, the Administrator will have discretion to determine the application of this definition to Eligible Employees outside the United States.
2.10.   “Designated Company” means each Affiliate and Subsidiary, including any Affiliate and Subsidiary in existence on the Effective Date and any Affiliate and Subsidiary formed or acquired following the Effective Date, that has been designated by the Administrator from time to time in its sole discretion as eligible to participate in the Plan, in accordance with Section 7.2 hereof, such designation to specify whether such participation is in the Section 423 Component or Non-Section 423 Component. For each Offering, a Designated Company may participate in either the Section 423 Component or Non-Section 423 Component, but not both. Notwithstanding the foregoing, if any Affiliate or Subsidiary is disregarded for U.S. tax purposes in respect of the Company or any Designated Company participating in the Section 423 Component, then such disregarded Affiliate or Subsidiary shall automatically be a Designated Company participating in the Section 423 Component. If any Affiliate or Subsidiary is disregarded for U.S. tax purposes in respect of any Designated Company participating in the Non-Section 423 Component, the Administrator may exclude such Affiliate or Subsidiary from participating in the Plan, notwithstanding that the Designated Company in respect of which such Affiliate or Subsidiary is disregarded may participate in the Plan.
2.11.   “Effective Date” means March 1, 2023, the date on which the Board adopted the Plan.
2.12.   “Eligible Employee” means any Employee of the Company or a Designated Company, except that the Administrator may exclude any or all of the following unless prohibited by applicable law, Employees:
(a)   who are customarily scheduled to work 20 hours or less per week;
(b)   whose customary employment is not more than five months in a calendar year;
(c)   who have been employed less than two years;
(d)   who are not employed by the Company or a Designated Company prior to the applicable Grant Date;
(e)   any Employee who is a “highly compensated employee” of the Company or any Designated Company (within the meaning of Section 414(q) of the Code), or that is such a “highly compensated employee” (i) with compensation above a specified level, (ii) who is an officer or (iii) who is subject to the disclosure requirements of Section 16(a) of the Exchange Act; or

(f)   any Employee who is a citizen or resident of a jurisdiction outside the United States (without regard to whether they are also a citizen of the United States or a resident alien (within the meaning of Section 7701(b)(1)(A) of the Code)) if either (i) the grant of the Option is prohibited under the laws of the jurisdiction governing such Employee, or (ii) compliance with the laws of the jurisdiction would cause the Section 423 Component, any Offering thereunder or an Option granted thereunder to violate the requirements of Section 423 of the Code; provided that any exclusion shall be applied in an identical manner under each Offering to all Employees in accordance with Treas. Reg. § 1.423-2(e).
Notwithstanding the foregoing, any Employee who, after the granting of the Option, would be deemed for purposes of Section 423(b)(3) of the Code to possess 5% or more of the total combined voting power or value of all classes of stock of the Company or any Subsidiary shall not be an Eligible Employee. For purposes of the preceding sentence, the rules of Section 424(d) of the Code with regard to the attribution of stock ownership shall apply in determining the stock ownership of an individual, and stock which an Employee may purchase under outstanding options shall be treated as stock owned by the Employee.
Further, with respect to the Non-Section 423 Component, (a) the Administrator may limit eligibility further within a Designated Company so as to only designate some Employees of a Designated Company as Eligible Employees, (b) to the extent any restrictions in this definition are not consistent with applicable local laws, the applicable local laws shall control, and (c) the limitation in the preceding paragraph regarding Employees who are deemed to possess more than 5% or more of the total combined voting power or value shall not apply, except for Employees who are subject to Section 16 of the Exchange Act.
2.13.   “Employee” means any person who renders services to the Company or a Designated Company in the status of an employee within the meaning of Section 3401(c) of the Code. “Employee” shall not include any director of the Company or a Designated Company who does not render services to the Company or a Designated Company in the status of an employee within the meaning of Section 3401(c) of the Code. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on military leave, sick leave or other leave of absence approved by the Company or a Designated Company and meeting the requirements of Treas. Reg. § 1.421-1(h)(2). Where the period of leave exceeds three months, or such other period specified in Treas. Reg. § 1.421-1(h)(2), and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on the first day immediately following such three (3)-month period, or such other period specified in Treas. Reg. § 1.421-1(h)(2).
2.14.   “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.
2.15.   “Exercise Date” means the last day of each Purchase Period, except as provided in Section 5.2 hereof.
2.16.   “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:
(a)   If the Common Stock is (i) listed on any established securities exchange (such as the New York Stock Exchange or Nasdaq Stock Market), (ii) listed on any national market system or (iii) listed, quoted or traded on any automated quotation system, its Fair Market Value shall be the closing sales price for a share of Common Stock as quoted on such exchange or system for such date or, if there is no closing sales price for a share of Common Stock on the date in question, the closing sales price for a share of Common Stock on the last preceding date for which such quotation exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;
(b)   If the Common Stock is not listed on an established securities exchange, national market system or automated quotation system, but the Common Stock is regularly quoted by a recognized securities dealer, its Fair Market Value shall be the mean of the high bid and low asked prices for such date or, if there are no high bid and low asked prices for a share of Common Stock on such date, the high bid and low asked prices for a share of Common Stock on the last preceding date for which such information exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or
(c)   If the Common Stock is neither listed on an established securities exchange, national market system or automated quotation system nor regularly quoted by a recognized securities dealer, its Fair Market Value shall be established by the Administrator in good faith.

2.17.   “Grant Date” means the first day of an Offering Period.
2.18.   “New Exercise Date” has the meaning set forth in Section 5.2(b) hereof.
2.19.   “Non-Section 423 Component” means those Offerings under the Plan, together with the sub-plans, appendices, rules or procedures, if any, adopted by the Administrator as a part of this Plan, in each case, pursuant to which Options may be granted to Eligible Employees that need not satisfy the requirements for Options granted pursuant to an “employee stock purchase plan” that are set forth under Section 423 of the Code.
2.20.   “Offering” means an offer under the Plan of an Option that may be exercised during an Offering Period as further described in Article 4 hereof. Unless otherwise specified by the Administrator, each Offering to the Eligible Employees shall be deemed a separate Offering, even if the dates and other terms of the applicable Purchase Periods of each such Offering are identical and the provisions of the Plan will separately apply to each Offering. To the extent permitted by Treas. Reg. § 1.423-2(a)(1), the terms of each separate Offering under the Section 423 Component need not be identical, provided that the terms of the Section 423 Component and an Offering thereunder together satisfy Treas. Reg. § 1.423-2(a)(2) and (a)(3).
2.21.   “Offering Period” means each consecutive three (3)-month period commencing on each April 16, July 16, October 16 and January 16, and with respect to which Options shall be granted to Participants. The first Offering Period (the “Initial Offering Period”) shall commence on April 16, 2023 and shall end on July 15, 2023. The duration and timing of Offering Periods may be established or changed by the Administrator at any time, in its sole discretion and may consist of one or more Purchase Periods. Notwithstanding the foregoing, in no event may an Offering Period exceed 27 months.
2.22.   “Option” means the right to purchase shares of Common Stock pursuant to the Plan during each Offering Period.
2.23.   “Option Price” means the purchase price of a share of Common Stock hereunder as provided in Section 4.2 hereof.
2.24.   “Parent” means any entity that is a parent corporation of the Company within the meaning of Section 424 of the Code.
2.25.   “Participant” means any Eligible Employee who elects to participate in the Plan.
2.26.   “Participation Election” has the meaning set forth in Section 3.2(a) hereof.
2.27.   “Payday” means the regular and recurring established day for payment of Compensation to an Employee.
2.28.   “Plan” means this 2023 Employee Stock Purchase Plan, including both the Section 423 Component and Non-Section 423 Component and any other sub-plans or appendices hereto, as amended from time to time.
2.29.   “Plan Account” means a bookkeeping account established and maintained by the Company in the name of each Participant.
2.30.   “Purchase Period” means, unless the Administrator provides otherwise, a time period that will have the same duration as, and coincide with the length of, the corresponding Offering Period. The duration and timing of Purchase Periods may be established or changed by the Administrator at any time, in its sole discretion. Notwithstanding the foregoing, in no event may a Purchase Period exceed the duration of the Offering Period under which it is established.
2.31.   “Section 409A” means Section 409A of the Code.
2.32.   “Section 423 Component” means those Offerings under the Plan that are intended to meet the requirements under Section 423(b) of the Code.
2.33.   “Subsidiary” means any entity that is a subsidiary corporation of the Company within the meaning of Section 424 of the Code.

2.34.   “Tax-Related Items” means any U.S. and non-U.S. federal, state and/or local taxes (including, income tax, social insurance contributions, fringe benefit tax, employment tax, stamp tax and any employer tax liability which has been transferred to a Participant) for which a Participant is liable in connection with his or her participation in the Plan.
2.35.   “Treas. Reg.” means U.S. Department of the Treasury regulations.
2.36.   “Withdrawal Election” has the meaning set forth in Section 6.1(a) hereof.
ARTICLE 3
PARTICIPATION
3.1.   Eligibility.
(a)   Any Eligible Employee who is employed by the Company or a Designated Company on a given Grant Date for an Offering Period shall be eligible to participate in the Plan during such Offering Period, subject to the requirements of Articles 4 and 5 hereof, and, for the Section 423 Component, the limitations imposed by Section 423(b) of the Code.
(b)   No Eligible Employee shall be granted an Option under the Section 423 Component which permits the Participant’s rights to purchase shares of Common Stock under the Plan, and to purchase stock under all other employee stock purchase plans of the Company, any Parent or any Subsidiary subject to Section 423 of the Code, to accrue at a rate which exceeds $25,000 of fair market value of such stock (determined at the time such Option is granted) for each calendar year in which such Option is outstanding at any time. The limitation under this Section 3.1(b) shall be applied in accordance with Section 423(b)(8) of the Code.
3.2.   Election to Participate; Payroll Deductions
(a)   Each individual who is an Eligible Employee as of an Offering Period’s Grant Date may elect to participate in such Offering Period and the Plan by delivering to the Company or an Agent designated by the Company an enrollment form including a payroll deduction authorization (which may be in an electronic format or such other method as determined by the Company in accordance with the Company’s practices) (a “Participation Election”) no later than the period of time prior to the applicable Grant Date determined by the Administrator, in its sole discretion. Except as provided in Section 3.2(e) hereof, an Eligible Employee may participate in the Plan only by means of payroll deduction.
(b)   Subject to Section 3.1(b) hereof and except as may otherwise be determined by the Administrator, payroll deductions (i) shall equal at least 1% of the Participant’s Compensation as of each Payday of the Offering Period following the Grant Date, but not more than 15% of the Participant’s Compensation as of each Payday of the Offering Period following the Grant Date; and (ii) shall be expressed as a whole number percentage. Subject to Section 3.2(e) hereof, amounts deducted from a Participant’s Compensation with respect to an Offering Period pursuant to this Section 3.2 shall be deducted each Payday through payroll deduction and credited to the Participant’s Plan Account.
(c)   Unless otherwise determined by the Administrator, following at least one payroll deduction, a Participant may decrease (to as low as zero) the amount deducted from such Participant’s Compensation only once during a Purchase Period upon ten calendar days’ prior written notice to the Company. A Participant may not increase the amount deducted from such Participant’s Compensation during an Offering Period.
(d)   Upon the completion of an Offering Period, each Participant in such Offering Period shall automatically participate in the immediately following Offering Period at the same payroll deduction percentage as in effect at the termination of such Offering Period, unless such Participant delivers to the Company or an Agent designated by the Company a different Participation Election with respect to the successive Offering Period in accordance with Section 3.2(a) hereof, or unless such Participant becomes ineligible for participation in the Plan.
(e)   Notwithstanding any other provisions of the Plan to the contrary, in non-U.S. jurisdictions where participation in the Plan through payroll deductions is prohibited or otherwise problematic under applicable local laws (as determined by the Administrator in its sole discretion), the Administrator may provide that an Eligible Employee may elect to participate through contributions to the Participant’s Plan Account in a form acceptable to the Administrator in lieu of or in addition to payroll deductions; provided, however, that, for any Offering under the Section 423 Component, the Administrator must determine that any alternative method of contribution is applied on an equal and uniform basis to all Eligible Employees in the Offering. Any reference to “payroll deductions” in this Section 3.2 (or in any other section of the Plan) will similarly cover contributions by other means made pursuant to this Section 3.2(e).
ARTICLE 4
PURCHASE OF SHARES
4.1.   Grant of Option.   The Company may make one or more Offerings under the Plan, which may be successive or overlapping with one another, until the earlier of: (i) the date on which all shares of Common Stock available under the Plan have been purchased or (ii) the date on which the Plan is suspended or terminates. The Administrator shall designate the terms and conditions of each Offering in writing, including, the Offering Period and the Purchase Periods. Each Participant shall be granted an Option with respect to an Offering Period on the applicable Grant Date. Subject to the limitations of Section 3.1(b) hereof, the number of shares of Common Stock subject to a Participant’s Option shall be determined by dividing (a) such Participant’s payroll deductions accumulated prior to an Exercise Date and retained in the Participant’s Plan Account on such Exercise Date by (b) the applicable Option Price. The Administrator may, for future Offering Periods, establish, in its absolute discretion, the maximum number of shares of Common Stock that a Participant may purchase during any Purchase Periods under such future Offering Periods. Each Option shall expire on the last Exercise Date for the applicable Offering Period immediately after the automatic exercise of the Option in accordance with Section 4.3 hereof, unless such Option terminates earlier in accordance with Article 6 hereof.
4.2.   Option Price.   The Option Price shall equal 92.5% of the Fair Market Value of a share of Common Stock on the applicable Exercise Date, or such other price designated by the Administrator; provided that in no event shall the Option Price be less than the par value per share of the Common Stock.
4.3.   Purchase of Shares.
(a)   On each Exercise Date for an Offering Period, each Participant shall automatically and without any action on such Participant’s part be deemed to have exercised the Participant’s Option to purchase at the applicable Option Price the largest number of whole shares of Common Stock which can be purchased with the amount in the Participant’s Plan Account, subject to the limitations set forth in the Plan. Unless otherwise determined by the Administrator in advance of an Offering or in accordance with applicable law, any balance that is remaining in the Participant’s Plan Account (after exercise of such Participant’s Option) as of the Exercise Date shall be carried forward into the next Offering Period, unless (i) the Participant has properly elected to withdraw from the Plan, (ii) the Participant has ceased to be an Eligible Employee, or (iii) the maximum limitations set forth in Section 3.1(b) and Section 4.1 hereof would prevent the Participant from being granted any Options for such next Offering Period. Any balance not carried forward to the next Offering Period in accordance with the prior sentence shall promptly be refunded as soon as administratively practicable to the applicable Participant.
(b)   As soon as practicable following each Exercise Date, the number of shares of Common Stock purchased by such Participant pursuant to Section 4.3(a) hereof shall be delivered (either in share certificate or book entry form), in the Company’s sole discretion, to either (i) the Participant or (ii) an account established in the Participant’s name at a stock brokerage or other financial services firm designated by the Company. The Company may require that shares be retained with such brokerage or firm for a designated period of time and/or may establish procedures to permit tracking of disqualifying dispositions of such shares.
4.4.   Transferability of Rights.   An Option granted under the Plan shall not be transferable, other than by will or the applicable laws of descent and distribution, and is exercisable during the Participant’s lifetime only by the Participant. No option or interest or right to the Option shall be available to pay off any debts, contracts or engagements of the Participant or the Participant’s successors in interest or shall be subject to disposition by pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempt at disposition of the Option shall have no effect.

ARTICLE 5
PROVISIONS RELATING TO COMMON STOCK
5.1.   Common Stock Reserved.   Subject to adjustment as provided in Section 5.2 hereof, the maximum number of shares of Common Stock that shall be made available for sale under the Plan shall be 3,000,000 shares. Shares made available for sale under the Plan may be authorized but unissued shares, treasury shares of Common Stock, or shares acquired on the open market.
5.2.   Adjustments Upon Changes in Capitalization, Dissolution, Liquidation, Merger or Asset Sale.
(a)   Changes in Capitalization.   Subject to any required action by the stockholders of the Company, the number of shares of Common Stock which have been authorized for issuance under the Plan but not yet placed under Option, as well as the price per share and the number of shares of Common Stock covered by each Option under the Plan which has not yet been exercised shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.
(b)   Dissolution or Liquidation.   In the event of the proposed dissolution or liquidation of the Company, the Offering Periods then in progress shall be shortened by setting a new Exercise Date (the “New Exercise Date”), and such Offering Periods shall terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Administrator. The New Exercise Date shall be before the date of the Company’s proposed dissolution or liquidation. The Administrator shall notify each Participant in writing, at least ten business days prior to the New Exercise Date, that the Exercise Date for the Participant’s Option has been changed to the New Exercise Date and that the Participant’s Option shall be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Offering Period as provided in Section 6.1 hereof or the Participant has ceased to be an Eligible Employee as provided in Section 6.2 hereof.
(c)   Merger or Asset Sale.   In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each outstanding Option shall be assumed or an equivalent Option substituted by the successor corporation or a parent or subsidiary of the successor corporation. If the successor corporation refuses to assume or substitute for the Option, any Offering Periods then in progress shall be shortened by setting a New Exercise Date and any Offering Periods then in progress shall end on the New Exercise Date. The New Exercise Date shall be before the date of the Company’s proposed sale or merger. The Administrator shall notify each Participant in writing, at least ten business days prior to the New Exercise Date, that the Exercise Date for the Participant’s Option has been changed to the New Exercise Date and that the Participant’s Option shall be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Offering Period as provided in Section 6.1 hereof or the Participant has ceased to be an Eligible Employee as provided in Section 6.2 hereof.
5.3.   Insufficient Shares.   If the Administrator determines that, on a given Exercise Date, the number of shares of Common Stock with respect to which Options are to be exercised may exceed the number of shares of Common Stock remaining available for sale under the Plan on such Exercise Date, the Administrator shall make a pro rata allocation of the shares of Common Stock available for issuance on such Exercise Date in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all Participants exercising Options to purchase Common Stock on such Exercise Date, and unless additional shares are authorized for issuance under the Plan, no further Offering Periods shall take place and the Plan shall terminate pursuant to Section 7.5 hereof. If an Offering Period is so terminated, then the balance of the amount credited to the Participant’s Plan Account which has not been applied to the purchase of shares of Common Stock shall be paid to such Participant in one lump sum in cash within 30 days after such Exercise Date, without any interest thereon (except as may be required by applicable local laws).

5.4.   Rights as Stockholders.   With respect to shares of Common Stock subject to an Option, a Participant shall not be deemed to be a stockholder of the Company and shall not have any of the rights or privileges of a stockholder. A Participant shall have the rights and privileges of a stockholder of the Company when, but not until, shares of Common Stock have been deposited in the designated account following exercise of the Participant’s Option.
ARTICLE 6
TERMINATION OF PARTICIPATION
6.1.   Cessation of Contributions; Voluntary Withdrawal.
(a)   A Participant may cease payroll deductions during an Offering Period and elect to withdraw from the Plan by delivering written notice of such election to the Company or an Agent designated by the Company in such form and at such time prior to the Exercise Date for such Offering Period as may be established by the Administrator (a “Withdrawal Election”). In the event a Participant elects to withdraw from the Plan, amounts then credited to such Participant’s Plan Account shall be returned to the Participant in one lump-sum payment in cash within 30 days after such election is received by the Company, without any interest thereon (except as may be required by applicable local laws), and the Participant shall cease to participate in the Plan and the Participant’s Option for such Offering Period shall terminate upon receipt of the Withdrawal Election.
(b)   A Participant’s withdrawal from the Plan shall not have any effect upon the Participant’s eligibility to participate in any similar plan which may hereafter be adopted by the Company or in succeeding Offering Periods which commence after the termination of the Offering Period from which the Participant withdraws.
(c)   A Participant who ceases contributions to the Plan during any Offering Period shall not be permitted to resume contributions to the Plan during that Offering Period.
6.2.   Termination of Eligibility.   Upon a Participant’s ceasing to be an Eligible Employee, for any reason, such Participant’s Option for the applicable Offering Period shall automatically terminate, the Participant shall be deemed to have elected to withdraw from the Plan, and any balance on such Participant’s Plan Account shall be paid to such Participant or, in the case of the Participant’s death, to the person or persons entitled thereto pursuant to applicable law, within 30 days after such cessation of being an Eligible Employee, without any interest thereon (except as may be required by applicable local laws). If a Participant transfers employment from the Company or any Designated Company participating in the Section 423 Component to any Designated Company participating in the Non-Section 423 Component, such transfer shall not be treated as a termination of employment, but the Participant shall immediately cease to participate in the Section 423 Component; however, any contributions made for the Offering Period in which such transfer occurs shall be transferred to the Non-Section 423 Component, and such Participant shall immediately join the then-current Offering under the Non-Section 423 Component upon the same terms and conditions in effect for the Participant’s participation in the Section 423 Component, except for such modifications otherwise applicable for Participants in such Offering. A Participant who transfers employment from any Designated Company participating in the Non-Section 423 Component to the Company or any Designated Company participating in the Section 423 Component shall not be treated as terminating the Participant’s employment and shall remain a Participant in the Non-Section 423 Component until the earlier of (i) the end of the current Offering Period under the Non-Section 423 Component, or (ii) the Grant Date of the first Offering Period in which the Participant is eligible to participate following such transfer. Notwithstanding the foregoing, the Administrator may establish different rules to govern transfers of employment between companies participating in the Section 423 Component and the Non-Section 423 Component, consistent with the applicable requirements of Section 423 of the Code. A Participant who transfers employment from any Designated Company participating in the Section 423 Component or the Non-Section 423 Component to an Affiliate and Subsidiary that is not a Designated Company shall be deemed to have elected to withdraw from the Plan, and any balance on such Participant’s Plan Account shall be paid to such Participant or, in the case of the Participant’s death, to the person or persons entitled thereto pursuant to applicable law, within 30 days after such cessation of being an Eligible Employee, without any interest thereon (except as may be required by applicable local laws).

ARTICLE 7
GENERAL PROVISIONS
7.1.   Administration.
(a)   The Plan shall be administered by the Committee, which shall be composed of members of the Board. The Committee may delegate administrative tasks under the Plan to the services of an Agent or Employees to assist in the administration of the Plan, including, determining the Designated Companies participating in the Plan, establishing and maintaining an individual securities account under the Plan for each Participant, determining enrollment and withdrawal deadlines and determining exchange rates. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Administrator under the Plan.
(b)   It shall be the duty of the Administrator to conduct the general administration of the Plan in accordance with the provisions of the Plan. The Administrator shall have the power, subject to, and within the limitations of, the express provisions of the Plan:
(i)   To establish and terminate Offerings;
(ii)   To determine when and how Options shall be granted and the provisions and terms of each Offering (which need not be identical);
(iii)   To select Designated Companies in accordance with Section 7.2 hereof; and
(iv)   To construe and interpret the Plan, the terms of any Offering and the terms of the Options and to adopt such rules for the administration, interpretation, and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. The Administrator, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, any Offering or any Option, in a manner and to the extent it shall deem necessary or expedient to administer the Plan, subject to Section 423 of the Code for the Section 423 Component.
(c)   The Administrator may adopt rules or procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures. Without limiting the generality of the foregoing, the Administrator is specifically authorized to adopt rules and procedures regarding handling of participation elections, payroll deductions, payment of interest, conversion of local currency, payroll tax, withholding procedures and handling of stock certificates which vary with local requirements.
(d)   The Administrator may adopt sub-plans applicable to particular Designated Companies or locations, which sub-plans may be designed to be outside the scope of Section 423 of the Code. The rules of such sub-plans may take precedence over other provisions of this Plan, with the exception of Section 5.1 hereof, but unless otherwise superseded by the terms of such sub-plan, the provisions of this Plan shall govern the operation of such sub-plan.
(e)   All expenses and liabilities incurred by the Administrator in connection with the administration of the Plan shall be borne by the Company. The Administrator may employ attorneys, consultants, accountants, appraisers, brokers or other persons. The Administrator, the Company and its officers and directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Administrator in good faith shall be final and binding upon all Participants, the Company and all other interested persons. No member of the Board or Administrator shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Options, and all members of the Board or Administrator shall be fully protected by the Company in respect to any such action, determination, or interpretation.
7.2.   Designation of Affiliates and Subsidiaries.   The Administrator shall designate from time to time the Affiliates and Subsidiaries that shall constitute Designated Companies, and determine whether such Designated Companies shall participate in the Section 423 Component or Non-Section 423 Component; provided, however, that an Affiliate that does not also qualify as a Subsidiary may be designated only as participating in the Non-Section 423 Component. The Administrator may designate an Affiliate or Subsidiary, or terminate the designation of an Affiliate or Subsidiary, without the approval of the stockholders of the Company.
7.3.   Reports.   Individual accounts shall be maintained for each Participant in the Plan. Statements of Plan Accounts shall be given to Participants at least annually, which statements shall set forth the amounts of payroll deductions, the Option Price, the number of shares purchased and the remaining cash balance, if any.
7.4.   No Right to Employment.   Nothing in the Plan shall be construed to give any person (including any Participant) the right to remain in the employ of the Company, a Parent or a Subsidiary or to affect the right of the Company, any Parent or any Subsidiary to terminate the employment of any person (including any Participant) at any time, with or without cause, which right is expressly reserved.
7.5.   Amendment and Termination of the Plan.
(a)   The Board may, in its sole discretion, amend, suspend or terminate the Plan at any time and from time to time. To the extent necessary to comply with Section 423 of the Code (or any successor rule or provision), with respect to the Section 423 Component, or any other applicable law, regulation or stock exchange rule, the Company shall obtain stockholder approval of any such amendment to the Plan in such a manner and to such a degree as required by Section 423 of the Code or such other law, regulation or rule.
(b)   If the Administrator determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Administrator may in its discretion modify or amend the Plan to reduce or eliminate such accounting consequence including, but not limited to:
(i)   altering the Option Price for any Offering Period including an Offering Period underway at the time of the change in Option Price;
(ii)   shortening any Offering Period so that the Offering Period ends on a new Exercise Date, including an Offering Period underway at the time of the Administrator action; and
(iii)   allocating shares of Common Stock.
Such modifications or amendments shall not require stockholder approval or the consent of any Participant.
(c)   Upon termination of the Plan, the balance in each Participant’s Plan Account shall be refunded as soon as practicable after such termination, without any interest thereon (except as may be required by applicable local laws).
7.6.   Use of Funds; No Interest Paid.   All funds received by the Company by reason of purchase of shares of Common Stock under the Plan shall be included in the general funds of the Company free of any trust or other restriction and may be used for any corporate purpose (except as may be required by applicable local laws). No interest shall be paid to any Participant or credited under the Plan (except as may be required by applicable local laws).
7.7.   Term; Approval by Stockholders.   No Option may be granted during any period of suspension of the Plan or after termination of the Plan. The Plan shall be submitted for the approval of the Company’s stockholders within 12 months after the Effective Date. Options may be granted prior to such stockholder approval; provided, however, that such Options shall not be exercisable prior to the time when the Plan is approved by the stockholders; provided, further that if such approval has not been obtained by the end of the 12-month period (or, if earlier, the last date of the Initial Offering Period), all Options previously granted under the Plan shall thereupon terminate and be canceled and become null and void without being exercised.
7.8.   Effect Upon Other Plans.   The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company, any Parent or any Subsidiary. Nothing in the Plan shall be construed to limit the right of the Company, any Parent or any Subsidiary (a) to establish any other forms of incentives or compensation for employees of the Company or any Parent or any Subsidiary, or (b) to grant or assume Options otherwise than under the Plan in connection with any proper corporate purpose, including, but not by way of limitation, the grant or assumption of options in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, firm or association.
7.9.   Conformity to Securities Laws.   Notwithstanding any other provision of the Plan, the Plan and the participation in the Plan by any individual who is then subject to Section 16 of the Exchange Act shall be subject to any additional limitations set forth in any applicable exemption rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Plan shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.
7.10.   Notice of Disposition of Shares.   Each Participant shall give the Company prompt notice of any disposition or other transfer of any shares of Common Stock, acquired pursuant to the exercise of an Option granted under the Section 423 Component, if such disposition or transfer is made (a) within two years after the applicable Grant Date or (b) within one year after the transfer of such shares of Common Stock to such Participant upon exercise of such Option. The Company may direct that any certificates evidencing shares acquired pursuant to the Plan refer to such requirement.
7.11.   Tax Withholding.   At the time of any taxable event that creates a withholding obligation for the Company or any Parent, Affiliate or Subsidiary, the Participant will make adequate provision for any Tax-Related Items. In their sole discretion, and except as otherwise determined by the Administrator, the Company or the Designated Company that employs or employed the Participant may satisfy their obligations to withhold Tax-Related Items by (a) withholding from the Participant’s wages or other compensation, (b) withholding a sufficient whole number of shares of Common Stock otherwise issuable following exercise of the Option having an aggregate value sufficient to pay the Tax-Related Items required to be withheld with respect to the Option and/or shares, or (c) withholding from proceeds from the sale of shares of Common Stock issued upon exercise of the Option, either through a voluntary sale or a mandatory sale arranged by the Company.
7.12.   Governing Law.   The Plan and all rights and obligations thereunder shall be construed and enforced in accordance with the laws of the State of Delaware, without regard to the conflict of law rules thereof or of any other jurisdiction.
7.13.   Notices.   All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.
7.14.   Conditions to Issuance of Shares.
(a)   Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates or make any book entries evidencing shares of Common Stock pursuant to the exercise of an Option by a Participant, unless and until the Administrator has determined, with advice of counsel, that the issuance of such shares of Common Stock is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any securities exchange or automated quotation system on which the shares of Common Stock are listed or traded, and the shares of Common Stock are covered by an effective registration statement or applicable exemption from registration. In addition to the terms and conditions provided herein, the Administrator may require that a Participant make such reasonable covenants, agreements, and representations as the Administrator, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements.
(b)   All certificates for shares of Common Stock delivered pursuant to the Plan and all shares of Common Stock issued pursuant to book entry procedures are subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with U.S. and non-U.S. federal, state or local securities or other laws, rules and regulations and the rules of any securities exchange or automated quotation system on which the shares of Common Stock are listed, quoted, or traded. The Administrator may place legends on any certificate or book entry evidencing shares of Common Stock to reference restrictions applicable to the shares of Common Stock.

(c)   The Administrator shall have the right to require any Participant to comply with any timing or other restrictions with respect to the settlement, distribution or exercise of any Option, including, a window-period limitation, a holding period requirement or transfer restriction, in each case, as may be imposed in the sole discretion of the Administrator.
(d)   Notwithstanding any other provision of the Plan, unless otherwise determined by the Administrator or required by any applicable law, rule or regulation, the Company may, in lieu of delivering to any Participant certificates evidencing shares of Common Stock issued in connection with any Option, record the issuance of shares of Common Stock in the books of the Company (or, as applicable, its transfer agent or stock plan administrator).
If, pursuant to this Section 7.14, the Administrator determines that shares of Common Stock will not be issued to any Participant, the Company is relieved from liability to any Participant except to refund to the Participant such Participant’s Plan Account balance, without interest thereon (except as may be required by applicable local laws).
7.15.   Equal Rights and Privileges.   All Eligible Employees granted Options pursuant to an Offering under the Section 423 Component shall have equal rights and privileges under this Plan to the extent required under Section 423 of the Code so that the Section 423 Component qualifies as an “employee stock purchase plan” within the meaning of Section 423 of the Code and all Eligible Employees subject to Section 16 of the Exchange Act shall have equal rights and privileges under this Plan to the extent required under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act). Any provision of the Section 423 Component that is inconsistent with Section 423 of the Code shall, without further act or amendment by the Company or the Board, be reformed to comply with the equal rights and privileges requirement of Section 423 of the Code. Subject to the first sentence of this Section 7.15 and Section 7.9 hereof, Eligible Employees participating in the Non-Section 423 Component need not have the same rights and privileges as each other, or as Eligible Employees participating in the Section 423 Component.
7.16.   Rules Particular to Specific Countries.   Notwithstanding anything herein to the contrary, the terms and conditions of the Plan with respect to Participants who are tax residents of a particular non-U.S. country or who are non-U.S. nationals or employed in non-U.S. jurisdictions may be subject to an addendum to the Plan in the form of an appendix or sub-plan (which appendix or sub-plan may be designed to govern Offerings under the Section 423 Component or the Non-Section 423 Component, as determined by the Administrator). To the extent that the terms and conditions set forth in an appendix or sub-plan conflict with any provisions of the Plan, the provisions of the appendix or sub-plan shall govern. The adoption of any such appendix or sub-plan shall be pursuant to Section 7.1 hereof. Without limiting the foregoing, the Administrator is specifically authorized to adopt rules and procedures, with respect to Participants who are non-U.S. nationals or employed in non-U.S. jurisdictions, regarding the exclusion of particular Affiliates or Subsidiaries from participation in the Plan, eligibility to participate, the definition of Compensation, handling of payroll deductions or other contributions by Participants, payment of interest, conversion of local currency, data privacy security, payroll tax, withholding procedures, establishment of bank or trust accounts to hold payroll deductions or contributions.
7.17.   Section 409A.   The Section 423 Component of the Plan and the Options granted pursuant to Offerings thereunder are intended to be exempt from the application of Section 409A as “statutory stock options” within the meaning of Treasury Regulation Section 1.409A-1(b)(5)(ii). The Non-Section 423 Component of the Plan and the Options granted pursuant to Offerings thereunder are intended to be exempt from the application of Section 409A as “short-term deferrals” within the meaning of Treasury Regulation Section 1.409A-1(b)(4). Notwithstanding any provision of the Plan to the contrary, if the Administrator determines that any Option granted under the Plan may be or become subject to Section 409A or that any provision of the Plan may cause an Option granted under the Plan to be or become subject to Section 409A, the Administrator may adopt such amendments to the Plan and/or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions as the Administrator determines are necessary or appropriate to avoid the imposition of taxes under Section 409A, either through compliance with the requirements of Section 409A or with an available exemption therefrom.
*   *   *   *   *

ANNUAL MEETING OF STOCKHOLDERS OFSTAGWELL INC.June 14, 2023INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) inthe United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.Vote online/phone until 11:59 PM EST the day before the meeting.MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.IN PERSON - You may vote your shares in person by attending the Annual Meeting.GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.20933040300000001000 2061423THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS, "FOR" PROPOSALS 2, 3 AND 5 AND FOR "ONE YEAR" ON PROPOSAL 4.PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE xFOR AGAINST ABSTAIN 1.Election of Directors:FOR ALL NOMINEES WITHHOLD AUTHORITY NOMINEES:O Charlene BarshefskyO Bradley J. GrossO Wade Oosterman 2.Approval of 2023 Employee Stock Purchase Plan.3.Approval, on an advisory basis, of 2022 compensation of our named executive officers.ONE TWO THREE FOR ALL NOMINEESFOR ALL EXCEPT(See instructions below) O Mark J. PennO Desirée RogersO Eli Samaha O Irwin D. Simon O Rodney Slater 4.Advisory vote on frequency of future advisory votes on executive compensation. YEAR YEARS YEARS ABSTAINFOR AGAINST ABSTAIN O Brandt VaughanINSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: 5.Ratification of selection of PricewaterhouseCoopers LLP as independent registered public accounting firm for the fiscal year ending December 31, 2023.In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof. This proxy when properly executed will be voted as directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR ALL NOMINEES in Proposal 1, FOR Proposals 2, 3 and 5 and for ONE YEAR on Proposal 4. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

STAGWELL INC.Proxy for Annual Meeting of Stockholders on June 14, 2023Solicited on Behalf of the Board of DirectorsThe undersigned hereby appoints Frank Lanuto and Jay Leveton, and each of them,with full power of substitution and power to act alone, as proxies to vote all the shares ofCommon Stock which the undersigned would be entitled to vote if personally present andacting at the Annual Meeting of Stockholders of Stagwell Inc., to be held June 14, 2023at 11:30 a.m. at One World Trade Center, Floor 65 New York, NY 10007, and at anyadjournments or postponements thereof, as follows:(Continued and to be signed on the reverse side)